Exhibit (a)(1)

i2 TECHNOLOGIES, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS FOR NEW OPTION GRANTS

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE

AT 11:59 P.M., CENTRAL TIME, ON JANUARY 14, 2003,

UNLESS THE OFFER IS EXTENDED.

i2 Technologies, Inc. is offering eligible employees of i2 or our subsidiaries the opportunity to exchange the outstanding stock options (the “Eligible Option Grants”) to purchase shares of our common stock which were granted to them under the following stock option plans:

(1)	i2 Technologies, Inc. 1995 Stock Option/Stock Issuance Plan (the “1999 Plan”);

(2)	i2 Technologies, Inc. 2001 Non-Officer Stock Option/Stock Issuance Plan (the “2001 Plan”);

(3)	Think Systems Corporation 1997 Incentive Stock Option Plan;

(4)	Optimax Systems Corporation Stock Option Plan;

(5)	InterTrans Logistics Solutions Limited 1997 Stock Incentive Plan;

(6)	SMART Technologies, Inc. 1996 Stock Option/Stock Issuance Plan;

(7)	Aspect Development, Inc. 1997 Nonstatutory Stock Option Plan;

(8)	Aspect Development, Inc. 1992 Stock Option Plan;

(9)	Transaction Analysis Component Technology, Inc. 1997 Stock Option Plan; and

(10)	Cadis, Inc. 1991 Stock Option Plan;

(individually, a “Plan” and collectively, the “Plans”), for new option grants to purchase shares of our common stock (“New Option Grants”) that we will grant under either the 1995 Plan or the 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan).

If you are an eligible employee who chooses to return for exchange any Eligible Option Grant, then you must also return for exchange all of your Required Option Grants. The “Required Option Grants” are all options, if any, granted to you by i2 on or after June 12, 2002. For each Eligible Option Grant or Required Option Grant you return that we accept for exchange, you will receive a New Option Grant for a number of shares determined based on the exercise price of the applicable Eligible Option Grant or Required Option Grant you return and subject to the vesting schedule and other terms as described below.

We are making this offer to our eligible employees upon the terms and subject to the conditions set forth in this Offer to Exchange and in the related Election Form (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). You are not required to accept the Offer and participation is entirely voluntary. If you choose to accept the Offer, then you may return for exchange any or all of your Eligible Option Grants. If you decide to return for exchange one or more of your Eligible Option Grants, then you must return for exchange the entire outstanding portion of each option grant you want to have exchanged. ALSO, IF YOU CHOOSE TO RETURN FOR EXCHANGE ANY ELIGIBLE OPTION GRANT, THEN YOU MUST ALSO RETURN FOR EXCHANGE ALL OF YOUR REQUIRED OPTION GRANTS, IF ANY, AND, BY RETURNING FOR EXCHANGE ANY

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OF YOUR ELIGIBLE OPTION GRANTS, YOU WILL AUTOMATICALLY BE DEEMED TO HAVE RETURNED ALL OF YOUR REQUIRED OPTION GRANTS FOR EXCHANGE AND CANCELLATION.

The Offer is subject to the conditions described in Section 7 of this Offer to Exchange. The Offer is not conditioned upon a minimum number of option grants being returned.

WE WILL GRANT YOU A NEW OPTION GRANT UNDER EITHER OUR 1995 PLAN OR OUR 2001 PLAN (AS DETERMINED IN THE DISCRETION OF THE PLAN ADMINISTRATORS OF THE 1995 PLAN AND 2001 PLAN), FOR EACH ELIGIBLE OPTION GRANT AND EACH REQUIRED OPTION GRANT YOU RETURN AND THAT WE ACCEPT FOR EXCHANGE, BUT ONLY IF YOU CONTINUE TO BE AN EMPLOYEE OF i2 OR ONE OF OUR SUBSIDIARIES THROUGH THE GRANT DATE OF THE NEW OPTION GRANT. IF YOU CEASE TO BE EMPLOYED BY i2 OR ANY OF OUR SUBSIDIARIES FOR ANY REASON WHATSOEVER AFTER WE ACCEPT YOUR RETURNED OPTION GRANTS FOR EXCHANGE AND CANCELLATION AND PRIOR TO THE GRANT DATE OF THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS, AND YOUR RETURNED OPTION GRANTS WILL NOT BE REINSTATED.

Eligible Employees.    The eligible employees for purposes of this Offer are limited to all current employees of i2 or our subsidiaries (excluding those who have received a written notification of their termination). Our Chief Executive Officer, Sanjiv S. Sidhu, has never been granted any options and our Chief Financial Officer, William M. Beecher, will not participate in the Offer. Members of our Board of Directors and our contractors are not eligible to participate in the Offer. Special terms and tax considerations may apply to eligible employees outside the United States. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

Exchange Ratios for New Option Grants.    The number of shares that will be subject to each New Option Grant is equal to or less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more

Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

*  Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

As stated in the table above:

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If the exercise price per share of a returned option grant is $3.00 or less, the number of shares that will be subject to the exchanged New Option Grant will be equal to the number of shares subject to the returned option.

•
If the exercise price per share of a returned option grant is at least $3.01 but not more than $5.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 1.5.

•
If the exercise price per share of a returned option grant is at least $5.01 but not more than $10.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 2. However, options granted under our Cash for Options Program, which have an exercise price per share of $6.58 or $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

•
If the exercise price per share of your returned option is at least $10.01 but not more than $15.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4.

•
If the exercise price per share of your returned option is $15.01 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 10.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring after the Expiration Date of the Offer.

New Option Grant Date and Exercise Price.    The New Option Grants will be granted on or shortly after (but not later than 30 days after) the first trading day that is at least six months and one day after the Expiration Date of the Offer (except in certain countries which may require a delayed grant date). The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date of grant, provided that certain countries may require a higher exercise price. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

Vesting Schedule for New Option Grants.    The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any returned Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest with respect to (1) one percent (1%) of the option shares as of the original vesting commencement date of the returned option grant, (2) twenty-four percent (24%) of the option shares on the one-year anniversary of the original vesting commencement date of the returned option and (3) the remaining option shares in equal monthly installments over the next 36 months of service until fully vested after four years from the original vesting commencement date of the returned option grant.

For example, if you return an option with a grant date (and vesting commencement date) of February 21, 2001, the New Option Grant issued in exchange for such option will vest as follows: 1% of the shares subject to the New Option Grant will be deemed vested on the original vesting commencement date, 24% of the shares subject to the New Option Grant will be deemed vested on February 21, 2002 and the remaining 75% of the shares will vest in equal monthly installments over the 36 months of service following February 21, 2002.

Further, the New Option Grants will not include provisions for accelerated vesting, whether as a result of involuntarily termination of employment following a change in control involving i2 or a sale of all or substantially all of i2’s assets (as was the case with options granted by us prior to January 16, 2001) or otherwise. In addition, some Eligible Option Grants issued by companies we acquired may provide for accelerated vesting upon a change of control or a subsequent termination of employment, which provisions will not be included in the terms of the New Option Grants.

Accordingly, each New Option Grant may have a more favorable or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

Other Terms and Conditions of New Option Grants.    The New Option Grants will have a new ten year term (subject to earlier termination upon cessation of service), except for certain countries where the term may be different. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

The New Option Grants will have provisions requiring you to maintain the confidentiality of our proprietary information at all times and, following your termination of service, further restricting you from being employed or otherwise providing services to certain of our competitors, prohibiting you from interfering with our relationships with or soliciting our customers, and prohibiting you from soliciting any employee to leave our employ. The Eligible Option Grants and Required Option Grants may not currently contain these restrictions.

If any of your Eligible Option Grants or Required Option Grants were originally granted by a company we acquired, those option grants may contain certain features, such as accelerated vesting under certain circumstances and/or early exercisability, which will not be included in the terms of your New Option Grants. Option Grants issued under the 1995 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants.

If you are a non-exempt U.S. employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the grant date of the New Option Grant. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to i2.

Additional Information Regarding the Offer.

All option grants returned for exchange and accepted by us pursuant to the Offer will be cancelled. Any Eligible Option Grant that you do not return for exchange or that is not accepted by us for exchange will remain outstanding and you will continue to hold such option in accordance with its terms.

As of December 9, 2002, Eligible Option Grants to purchase 80,313,305 shares of our common stock were outstanding under our Plans.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD RETURN YOUR OPTION GRANTS FOR EXCHANGE OR REFRAIN FROM RETURNING YOUR OPTION GRANTS FOR EXCHANGE. THE OFFER IS ENTIRELY VOLUNTARY AND YOU MUST MAKE YOUR OWN DECISION WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTION GRANTS, TAKING INTO ACCOUNT

YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES. OUR EXECUTIVE OFFICERS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER. HOWEVER, OUR CHIEF EXECUTIVE OFFICER, SANJIV S. SIDHU, HAS NEVER BEEN GRANTED ANY OPTIONS AND OUR CHIEF FINANCIAL OFFICER, WILLIAM M. BEECHER, WILL NOT PARTICIPATE IN THE OFFER. MEMBERS OF OUR BOARD OF DIRECTORS AND OUR CONTRACTORS ARE NOT ELIGIBLE TO PARTICIPATE IN THE OFFER. WE ANTICIPATE THAT OUR ELIGIBLE EXECUTIVE OFFICERS (OTHER THAN MR. BEECHER) WILL PARTICIPATE IN THE OFFER.

Shares of our common stock are quoted on the Nasdaq National Market under the symbol “ITWO.” On December 12, 2002 the closing sale price of our common stock on the Nasdaq National Market was $1.239 per share. THE NEW OPTION GRANTS WILL NOT BE GRANTED UNTIL A DATE THAT IS ON OR SHORTLY AFTER (BUT NOT LATER THAN 30 DAYS AFTER) THE FIRST TRADING DAY THAT IS SIX MONTHS AND ONE DAY AFTER THE EXPIRATION DATE (EXCEPT IN CERTAIN COUNTRIES WHICH MAY REQUIRE A DELAYED GRANT DATE). The exercise price per share of the New Option Grants will be the closing sale price of our common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant, provided that certain countries may require a higher exercise price. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor. The exercise price of your New Option Grants may be higher or lower than the current price of our common stock, and may be higher or lower than the exercise price per share of any returned option grants. THE MARKET PRICE OF OUR COMMON STOCK HAS DECLINED SUBSTANTIALLY OVER THE LAST YEAR AND HAS BEEN SUBJECT TO HIGH VOLATILITY. OUR COMMON STOCK MAY TRADE AT PRICES BELOW THE EXERCISE PRICE PER SHARE OF THE NEW OPTION GRANTS. DEPENDING ON THE EXERCISE PRICE OF YOUR RETURNED OPTIONS AND OTHER FACTORS, INCLUDING THAT ANY RETURNED OPTION GRANT (OTHER THAN OPTIONS GRANTED PURSUANT TO THE CASH FOR OPTIONS PROGRAM) HAVING AN EXERCISE PRICE IN EXCESS OF $3.00 PER SHARE WILL BE EXCHANGEABLE FOR A NEW OPTION GRANT COVERING FEWER SHARES THAN THE RETURNED OPTION, THE NEW OPTION GRANTS MAY BE LESS VALUABLE THAN THE OPTIONS YOU ARE RETURNING FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTIONS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE. YOU SHOULD CAREFULLY CONSIDER THESE UNCERTAINTIES BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER.

For additional information or assistance, you can send your questions via email to OptionExchange@i2.com. You may also read the participation instructions by accessing the Option Exchange Application using your confidential userid and password.

To ensure that all eligible employees are receiving all pertinent information regarding the Offer, we may answer questions of general interest which are received by us at OptionExchange@i2.com in a weekly response which will be publicized to all eligible participants in the Offer.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION/CHANGE OF ELECTION FORM. IF ANYONE MAKES ANY REPRESENTATION OR GIVES YOU ANY INFORMATION THAT IS DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN OR IN THE

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ELECTION/CHANGE OF ELECTION FORM, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN OR REFRAIN FROM RETURNING ANY OF YOUR OPTION GRANTS FOR EXCHANGE PURSUANT TO THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION TO YOU, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

If you wish to participate in the Offer and return one or more of your option grants for exchange, you must complete and sign the Election/Change of Election Form in accordance with its instructions using the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm). Alternatively, you may mail your signed Election/Change of Election Form and any other required documents to us at i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, Texas 75234 or by facsimile to (469) 357-3122, Attn: Stock Administration. We are requiring that all hard copy Election/Change of Election Forms be physically received via mail or fax by 11:59 Central Time on the Expiration Date of the Offer, currently expected to be January 14, 2003 unless we extend it.

We are not making the Offer to, nor will we accept any submission for exchange of option grants from or on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any exchange of option grants would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the Offer and grant New Option Grants to option holders in any such jurisdiction.

SCHEDULE I	INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF i2 TECHNOLOGIES, INC.

INDEX TO SUMMARY TERM SHEET

		Page

1.	Why is i2 making the Offer?	3

2.	What securities is i2 offering to exchange?	3

3.	What is the difference between an Eligible Option Grant and a Required Option Grant?	3

4.	Who is eligible to participate in the Offer?	4

5.	How do I know if I have received a “notice of termination”?	4

6.	Are employees located outside the United States eligible to participate?	4

7.	May I exchange either vested or unvested option grants?	4

8.	With respect to each of my Eligible Option Grants, do I have to return for exchange the entire option grant or may I decide to return for exchange only a portion of the option grant?	4

9.	May I exchange option grants that I have already exercised?	5

10.	May I exchange shares I bought under the Employee Stock Purchase Plan or the International Employee Stock Purchase Plan?	5

11.	Must I make the decision to tender my option grants?	5

12.	How many New Option Grants will I receive in exchange for my returned option grants?	5

13.	How did i2 determine the number of New Option Grant shares to be issuable in exchange for the eligible option grant or required option grant shares?	7

14.	Could I ever receive a New Option Grant for a fewer number of shares than the option grant I exchange pursuant to the offer?	7

15.	What happens to option grants issued in August 2002 if I accept the Offer as to my other options?	7

16.	What happens if I do not accept the Offer?	7

17.	What are the conditions to the Offer?	7

18.	Must I remain an employee of i2 to get New Option Grants?	8

19.	What if I participate in the Offer but I am not an employee of i2 when the New Option Grants are granted?	8

20.	What happens if I am an eligible employee on December 13, 2002 but am not an eligible employee on the expiration date of the Offer?	8

21.	What happens if after the expiration date of the Offer I leave i2 or am terminated as an employee?	8

22.	What happens if I return my eligible option grants and i2 divests my business unit?	9

23.	Will my employment, job status, title or future opportunities be impacted by my decision to accept this offer?	9

24.	How does a leave of absence impact this offer?	10

25.	When will I receive my New Option Grants?	10

26.	Why doesn’t i2 grant the New Option Grants immediately after the expiration date of the offer?	10

27.	What will be the exercise price of the New Option Grants?	10

28.	Will any of the New Option Grants issued to me have a different vesting schedule than the options that are returned for exchange pursuant to the offer?	11

29.	Why did i2 change its vesting schedule?	11

30.	Does the vesting schedule change for option grants I do not exchange?	12

31.	If I am an exempt employee and I accept the offer, will I have to wait longer to exercise my New Option Grants than I would for the options I exchange?	12

32.	If I am a non-exempt employee and I accept the offer, will I have to wait longer to exercise my New Option Grants than I would for the options I exchange?	12

33.	Will the New Option Grants be different from my eligible option grants and my required option grants?	12

34.	If I exchange option grants in the offer, will I be eligible to receive additional promotion, merit, attainment or other grants before I receive my New Option Grants?	13

35.	When happens if i2 merges into or is acquired by another company?	13

36.	Is i2 still restructuring and, if so, how will that impact my decision to participate in the offer?	14

37.	Will I have to pay taxes if I exchange my options in the offer?	15

38.	Will my new option grants be incentive stock options or non-statutory stock options?	15

39.	If I have incentive stock options, what happens if I elect not to exchange them in this offer?	15

40.	When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?	15

41.	How do I exchange my option grants?	16

42.	During what period of time may I withdraw previously returned option grants?	16

43.	What does i2 think of the offer?	16

44.	What are some of the key dates to remember?	17

45.	What would be the effect of a reverse stock split?	17

46.	Who can I talk to if I have questions about the offer?	18

47.	Where can I find more information about i2 in general?	18

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the Offer. We urge you to carefully read the remainder of the Offer to Exchange and the accompanying Election/Change of Election Form because the information in this summary and in the introductory pages preceding this summary is not complete and may not contain all of the information that is important to you. Additional important information is contained in the remainder of the Offer to Exchange and the Election/Change of Election Form. We have included page references to the relevant sections of the Offer to Exchange where you can find a more complete description of the topics in this summary.

Explanations of the following key terms may be found in the referenced question located on the referenced page number:

Eligible Option Grant:    See Question 3 on page 3

Required Option Grant:    See Question 3 on page 3

Grant Date of the New Option Grants:    See Question 25 on page 10

New Option Grant:    See Questions 27, 28 and 33 beginning on page 10

1.	WHY IS i2 MAKING THE OFFER?

Many of our outstanding option grants, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these option grants may not effectively retain and motivate our employees, and are unlikely to be exercised in the near future. By making the offer to exchange outstanding option grants for New Option Grants that will have an exercise price equal to the market value of our common stock on the grant date, we intend to provide our employees with the benefit of holding option grants that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. (Page 23)

2.	WHAT SECURITIES IS i2 OFFERING TO EXCHANGE?

We are offering to exchange your Eligible Option Grants and Required Option Grants, if any, for New Option Grants. Eligible Option Grants are all stock option grants held by current employees (excluding those who have received a written notification of their termination), which are outstanding under any Plan. Required Option Grants are all option grants, including Eligible Option Grants, granted to you by us on or after June 12, 2002. If you elect to exchange any of your Eligible Option Grants, you must also exchange all of your Required Option Grants, and, by returning for exchange any of your Eligible Option Grants, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page 20)

3.	WHAT IS THE DIFFERENCE BETWEEN AN ELIGIBLE OPTION GRANT AND A REQUIRED OPTION GRANT?

An Eligible Option Grant is any option grant outstanding under any Plan. A Required Option Grant is any option grant, including Eligible Option Grants, granted to you by i2 on or after June 12, 2002. If you choose to return for exchange any of your Eligible Option Grants, then you must also return for exchange all of your Required Option Grants. By returning for exchange any Eligible Option Grant, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page 20)

4.	WHO IS ELIGIBLE TO PARTICIPATE IN THE OFFER?

All current employees of i2 and its subsidiaries (excluding those who have received a written notification of their termination), are eligible to participate in the Offer to the extent they hold outstanding Eligible Option Grants. Our Chief Executive Officer, Sanjiv S. Sidhu, has never been granted any options and our Chief Financial Officer, William M. Beecher, will not participate in the Offer. Members of our board of directors and our contractors are not eligible to participate in the Offer. If you are currently on personal, medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer, even if you do not return to active status before the Expiration Date of the Offer. (Page 20)

5.	HOW DO I KNOW IF I HAVE RECEIVED A “NOTICE OF TERMINATION”?

For purposes of the Offer, you have received a “notice of termination” if, at any time before the Expiration Date of the Offer, you have (a) received a written notice that i2 or one of its subsidiaries intends to take the necessary steps to end your employment relationship or (b) in accordance with local laws, received an offer, filed or have agreed in writing to file a petition in labor court or have entered into an agreement, in each case to end your employment relationship with i2 or one of its subsidiaries.

6.	ARE EMPLOYEES LOCATED OUTSIDE THE UNITED STATES ELIGIBLE TO PARTICIPATE?

Yes. All current employees (excluding those who have received a written notification of their termination), including employees located outside the United States, holding Eligible Option Grants may participate in the Offer. Special considerations may apply to employees located outside the United States and, accordingly, New Option Grants issued to non-U.S. employees may be subject to different terms and conditions (including, without limitation, grant date, exercise price, exercise date, method of exercise, option term and certain additional tax payments or elections) than those granted to persons employed in the U.S. In some countries, the application of local rules may have important consequences to employees resident in those countries. We have distributed with this Offer to Exchange short summaries describing some of these different terms and conditions and certain of these consequences with respect to the countries where our non-U.S. employees are located. If you are an employee located outside the United States, you should review these summaries and consult your individual tax, legal and investment advisors before deciding whether to accept the Offer. (Pages 20 and 22)

7.	MAY I EXCHANGE EITHER VESTED OR UNVESTED OPTION GRANTS?

Yes. You may return for exchange any or all of your Eligible Option Grants, whether or not they are vested. But if you choose to accept the Offer with respect to any portion of any Eligible Option Grant, then you must return the entire Eligible Option Grant, whether vested or unvested. Moreover, if you choose to accept the Offer with respect to any of your Eligible Option Grants, you must also exchange all of your Required Option Grants, whether or not they have vested. (Page 20)

8.	WITH RESPECT TO EACH OF MY ELIGIBLE OPTION GRANTS, DO I HAVE TO RETURN FOR EXCHANGE THE ENTIRE OPTION GRANT OR MAY I DECIDE TO RETURN FOR EXCHANGE ONLY A PORTION OF THE OPTION GRANT?

You may choose to return for exchange one Eligible Option Grant in its entirety and not return for exchange another grant. However, you may not return for exchange less than all of a particular outstanding option grant.

For example, if you have received two separate Eligible Option Grants, in each case granted before June 12, 2002, you may choose to return for exchange neither option grant, both option grants or one option grant. However, if you wish to exchange a particular option grant, you may not return for exchange anything less than that entire option grant to the extent outstanding. If you have exercised an option grant in part, the option grant is outstanding only to the extent of the unexercised portion of the option grant.

If you were granted an Eligible Option Grant that was divided into an incentive stock option and a non-statutory option (sometimes referred to as a “Non-Qualified Stock Option” or “Non-Statutory Stock Option”) because of the rules limiting the amount of incentive stock options you could receive, we treat these as single option grants and you may only choose to exchange both option grants or neither one.

The Offer is entirely voluntary and you are not required to participate. However, if you choose to return any Eligible Option Grant for exchange, you must return all of your Required Option Grants for exchange, if any. By returning for exchange any Eligible Option Grant, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. (Page 20)

9.	MAY I EXCHANGE OPTION GRANTS THAT I HAVE ALREADY EXERCISED?

No. The Offer only pertains to outstanding option grants, and does not apply in any way to shares purchased, whether upon the exercise of option grants or otherwise, whether or not you have vested in those shares. If you have exercised an option grant in its entirety, that option grant is no longer outstanding and is therefore not subject to the Offer. If you have exercised an option grant in part, the remaining unexercised portion of that option grant is outstanding and may be tendered for exchange pursuant to the Offer. Option grants for which you have properly submitted an exercise notice prior to the date the Offer expires will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased. (Page 20)

10.	MAY I EXCHANGE SHARES I BOUGHT UNDER THE EMPLOYEE STOCK PURCHASE PLAN OR THE INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN?

No. The Offer only pertains to options granted under a Plan. Any shares purchased under the Employee Stock Purchase Plan or the International Employee Stock Purchase Plan (collectively, the “ESPP”) are not outstanding option grants and cannot be tendered. The Offer has no effect on the prices at which a participant in an ESPP can buy stock in the ESPP. (Page 20)

11.	MUST I MAKE THE DECISION TO TENDER MY OPTION GRANTS?

Yes. Your option grants were granted to you and only you have the right to accept the Offer as to any of your option grants. You cannot be forced to exchange your option grants. This is a voluntary program and you must personally decide whether or not to exchange your option grants. If you do nothing, your option grants will not be exchanged and they will remain unchanged by the Offer and subject to the current number of shares, exercise price, vesting and other terms and conditions thereof.

12.	HOW MANY NEW OPTION GRANTS WILL I RECEIVE IN EXCHANGE FOR MY RETURNED OPTION GRANTS?

It depends. The number of shares that will be subject to each New Option Grant will be equal to or less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more

Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

* Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

As stated in the table above:

•
If the exercise price per share of a returned option grant is $3.00 or less, the number of shares that will be subject to the exchanged New Option Grant will be equal to the number of shares subject to the returned option.

•
If the exercise price per share of a returned option grant is at least $3.01 but not more than $5.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 1.5.

•
If the exercise price per share of a returned option grant is at least $5.01 but not more than $10.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 2. However, options granted under our Cash for Options Program, which have an exercise price per share of $6.58 or $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

•
If the exercise price per share of your returned option is at least $10.01 but not more than $15.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4.

•
If the exercise price per share of your returned option is $15.01 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 10.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring after the Expiration Date of the Offer.

Thus, if you hold an option grant to purchase one hundred (100) shares of common stock that are purchasable under an option grant returned for exchange with an exercise price of $10.00 per share, the New Option Grant issued in exchange will provide you with the right to purchase fifty (50) shares (due to the 1-for-2 ratio at the $10.00 exercise price of the returned option grant) of common stock. Any New Option Grant will only be exercisable in accordance with the vesting schedule for New Option Grants described in the Offer to Exchange. (Page 20)

13.	HOW DID i2 DETERMINE THE NUMBER OF SHARES TO BE SUBJECT TO NEW OPTION GRANTS ISSUABLE IN EXCHANGE FOR ELIGIBLE OPTION GRANTS AND REQUIRED OPTION GRANTS?

i2 examined the value of our outstanding option grants using a variety of methods, including the Black-Scholes option-pricing model. The Black-Scholes model relies on various assumptions, including the expected remaining term of the option grants, the volatility of our common stock price, the risk-free rate of interest, expected dividends, the option exercise price and the price of our common stock as of the date we commence the Offer. Based on our recent stock price, the exchange ratios reflected in the option exchange program are comparable to the ratios suggested by a Black-Scholes option pricing model. After considering these and other factors, we determined to use the conversion ratios set forth in the answer to Question 12 above.

14.	COULD I EVER RECEIVE A NEW OPTION GRANT FOR A FEWER NUMBER OF SHARES THAN IS SUBJECT TO ANY OPTION GRANT I EXCHANGE PURSUANT TO THE OFFER?

Yes. If any returned option grant has an exercise price greater than $3.00 per share (other than option grants made pursuant to the Cash for Options Program), then the New Option Grant issued in exchange will be for fewer shares than your returned option. If the exercise price of any returned option grant is between $3.01 and $5.00, the number of shares to be subject to the replacement New Option Grant will be determined by dividing the number of shares subject to the returned option by 1.5. If the exercise price of any returned option is between $5.01 and $10.00, the number of shares to be subject to the replacement New Option Grant will be determined by dividing the number of shares subject to the returned option by 2. If the exercise price of any returned option is between $10.01 and $15.00, the number of shares subject to the replacement New Option Grant will be determined by dividing the number of shares subject to the returned option by 4. If the exercise price of any returned option is in excess of $15.00, the number of shares to be subject to the replacement New Option Grant will be determined by dividing the number of shares subject to the returned option by 10. However, options granted under our Cash for Options Program, which have exercise prices per share of $6.58 and $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares. These ratios are set forth in tabular format in the answer to Question 12 above. (Page 20)

15.	WHAT HAPPENS TO OPTION GRANTS ISSUED IN AUGUST 2002 IF I ACCEPT THE OFFER AS TO MY OTHER OPTIONS?

They will be cancelled. If you choose to exchange any of your option grants, all grants made on or after June 12, 2002 are Required Option Grants and will automatically be deemed to be returned in exchange for New Option Grants in the Offer.

16.	WHAT HAPPENS IF I DO NOT ACCEPT THE OFFER?

Nothing. All Eligible Option Grants that you choose not to return for exchange, or that we do not accept for exchange and cancellation, will remain outstanding, and you will continue to hold such option grants in accordance with their terms. (Pages 23 and 26)

17.	WHAT ARE THE CONDITIONS TO THE OFFER?

The Offer is subject to a number of conditions relating to both i2 and to the economy and political events in general, including the conditions described in Section 7 of this Offer to Exchange (beginning on Page 29). The Offer is not conditioned upon a minimum number of option grants being tendered or any minimum number of participating option holders.

18.	MUST I REMAIN AN EMPLOYEE OF i2 TO GET NEW OPTION GRANTS?

Yes. To receive a New Option Grant, you must remain an employee of i2 or one of our subsidiaries continuously through the date we issue the New Option Grants. As discussed below, the New Option Grants will be issued on or shortly after (but no later than 30 days after) the first trading day that is at least six months and one day after the Expiration Date.

IF YOU DO NOT REMAIN AN EMPLOYEE OF i2 OR ONE OF OUR SUBSIDIARIES CONTINUOUSLY FROM THE DATE YOU RETURN YOUR OPTION GRANTS FOR EXCHANGE THROUGH THE DATE YOUR NEW OPTION GRANTS ARE ISSUABLE, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS OR ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTION GRANTS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED. THIS RULE APPLIES REGARDLESS OF THE REASON YOUR EMPLOYMENT MAY BE TERMINATED AND WHETHER AS A RESULT OF VOLUNTARY RESIGNATION OR INVOLUNTARY TERMINATION, INCLUDING TERMINATION BY REDUCTION IN FORCE, DEATH OR DISABILITY. (Page 27)

19.	WHAT IF I PARTICIPATE IN THE OFFER BUT I AM NOT AN EMPLOYEE OF i2 WHEN THE NEW OPTION GRANTS ARE GRANTED?

IF YOU ARE NOT AN EMPLOYEE OF i2 OR ONE OF OUR SUBSIDIARIES CONTINUOUSLY FROM THE DATE YOU RETURN YOUR OPTIONS FOR EXCHANGE THROUGH THE DATE WHEN NEW OPTION GRANTS TO WHICH YOU WOULD OTHERWISE HAVE BEEN ENTITLED ARE GRANTED, YOU WILL NOT BE GRANTED ANY NEW OPTION GRANTS AND ALL RETURNED OPTIONS WILL HAVE BEEN CANCELLED. This will be the case even though one or more of your Eligible Option Grants or Required Option Grants may currently be fully or partially vested. If you do not accept the Offer, when your employment with us ends, you generally will be able to exercise your option grants, if any, during the limited period specified in your option documents, to the extent those option grants are vested on the day your employment ends. But, if you accept the Offer, your returned option grants will be cancelled immediately following the Expiration Date, and you will not be eligible to receive New Option Grants, if you are not employed by us continuously from the date you exchange your Eligible Option Grants and Required Option Grants through the grant date of the New Option Grants. (Page 27)

20.	WHAT HAPPENS IF I AM AN ELIGIBLE EMPLOYEE ON DECEMBER 13, 2002, I ACCEPT AND PARTICIPATE IN THE OFFER, BUT AM NOT AN ELIGIBLE EMPLOYEE ON THE EXPIRATION DATE OF THE OFFER?

If you return one or more of your Eligible Option Grants or Required Option Grants on or prior to the Expiration Date of the Offer and: (a) you resign or your employment or service with i2 or one of its subsidiaries terminates or (b) you receive from i2 or its employing subsidiary written notice of such termination, then none of your Eligible Options or Required Options will be exchanged and your Eligible Options or Required Options will automatically be withdrawn and returned to you, and you may exercise those option grants in accordance with their terms to the extent you are vested in them as of your termination date. Acceptance of the Offer does not confer upon you the right to remain employed by i2 or any of its subsidiaries. (Page 27)

21.	WHAT HAPPENS IF AFTER THE EXPIRATION DATE OF THE OFFER I LEAVE i2 OR AM TERMINATED AS AN EMPLOYEE?

The result depends on when the termination occurs.

If your employment with us terminates for any reason after your returned option grants are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled option grants returned or to receive any payment for your cancelled option grants. You will lose the option grants that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

If your employment terminates after the date of grant of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion of your New Option Grants.

Once your returned option grants have been accepted for exchange and cancelled at the expiration of the Offer, you will have no rights with respect to those option grants, and they will not be reissued or returned to you for any reason.

THIS OFFER DOES NOT CHANGE THE NATURE OF YOUR EMPLOYMENT WITH US, AND DOES NOT CREATE ANY OBLIGATION ON i2 TO CONTINUE YOUR EMPLOYMENT FOR ANY PERIOD. UNITED STATES EMPLOYEES ARE GENERALLY CONSIDERED TO BE “AT WILL” EMPLOYEES. EMPLOYMENT OF “AT WILL” EMPLOYEES MAY BE TERMINATED BY US OR BY THE EMPLOYEE AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

22.	WHAT HAPPENS IF I RETURN MY ELIGIBLE OPTION GRANTS AND i2 DIVESTS MY BUSINESS UNIT?

i2 has been restructuring and may continue to engage in restructuring efforts, including divestitures of business units, in the future. These divestitures may occur prior to the Expiration Date of the Offer, between the Expiration Date of the Offer but prior to the grant date of the New Option Grants, or after the grant date of the New Option Grants.

The divestiture of your business unit would be treated as if you were terminated from your employment with i2. If your business unit is divested prior to the expiration of the Offer (currently anticipated to occur on January 14, 2003), your returned option grants will automatically be withdrawn and will be returned to you, and you may exercise those option grants in accordance with their terms to the extent you are vested in them as of your termination date. If your returned option grants are automatically withdrawn and returned to you, you will not receive any New Option Grants.

If your business unit is divested after your returned option grants are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled option grants returned or to receive any payment for your cancelled option grants. You will lose the option grants that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

If your business unit is divested after the date of grant of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of the divestiture, and you will only have the limited time period specified in the applicable option agreement following the divestiture in which to exercise the vested portion of your New Option Grants.

23.	WILL MY EMPLOYMENT, JOB STATUS, TITLE OR FUTURE OPPORTUNITIES BE IMPACTED BY MY DECISION TO ACCEPT OR NOT ACCEPT THIS OFFER?

No. This program is voluntary and your decision to participate will not impact your employment, job status, title or future opportunities at i2. In addition, if you choose not to accept the offer to exchange your option grants, your opportunities for future stock option grants will not be impacted. (Page 26)

24.	HOW DOES A LEAVE OF ABSENCE IMPACT THIS OFFER?

A leave of absence will not have any impact on the number of shares you may purchase under any New Option Grant or the date of grant of any New Option Grant. However, like our other option grants, vesting under the New Option Grants will be suspended for unpaid leave in accordance with our employment policies in effect at the applicable time. If you return to work prior to the grant date of the New Option Grants, you will receive credit towards your vesting under the New Option Grants for the time between your return to work and the grant date of the New Option Grants. If you are on leave when the New Option Grants are granted, you will be granted your New Option Grants at that time, but vesting will be suspended in accordance with our employment policies in effect from time to time. If a New Option Grant expires before you vest in full because vesting was suspended while you were on leave, any unvested portion will be cancelled. This policy may vary as required by law. (Page 20)

25.	WHEN WILL I RECEIVE MY NEW OPTION GRANTS?

We will grant the New Option Grants on or shortly after (but not later than 30 days after) the first trading day that is at least six months and one day after the Expiration Date of the Offer (except in certain countries which may require a delayed grant date). If we accept for exchange and cancel returned options on January 14, 2003, which is the scheduled Expiration Date of the Offer, the grant date of the New Option Grants will be on or shortly after (but not later than 30 days after) July 15, 2003. (Page 26)

Although the option documents evidencing your New Option Grant will not be provided immediately upon grant of the option, you may still exercise the New Option Grant (to the extent exercisable) prior to receiving the related option documentation. You may do so through your Salomon Smith Barney account at www.benefitaccess.com in accordance with the exercise procedures applicable to your option. However, upon any such exercise, you will be deemed to have agreed to the terms of the standard option documentation for New Option Grants in your country; such form documents will be available for your review at the i2 stock administration intranet web site. You will further be deemed to have authorized i2 to withhold and report all applicable taxes with respect to the option exercise.

26.	WHY DOESN’T i2 GRANT THE NEW OPTION GRANTS IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

If we were to grant the New Option Grants to option holders participating in the Offer on any date that is earlier than six months and one day after the date we cancel the option grants accepted for exchange, we believe that we would be required for financial accounting purposes to record a variable compensation expense against our earnings. By deferring the grant of the New Option Grants for at least six months and one day after the Expiration Date of the Offer, under current generally accepted accounting principles, we believe that we will not have to record such a compensation expense with respect to those option grants. (Page 26)

27.	WHAT WILL BE THE EXERCISE PRICE OF THE NEW OPTION GRANTS?

The exercise price per share of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date we grant the New Option Grants. Accordingly, we cannot predict the exercise price of the New Option Grants. The closing sale price per share of our common stock on the Nasdaq National Market on December 12, 2002 was $1.239. BECAUSE WE WILL NOT GRANT NEW OPTION GRANTS UNTIL ON OR SHORTLY AFTER (BUT NOT LATER THAN 30 DAYS AFTER) THE FIRST TRADING DAY THAT IS AT LEAST SIX MONTHS AND ONE DAY AFTER THE EXPIRATION DATE OF THE OFFER (EXCEPT IN CERTAIN COUNTRIES WHICH MAY REQUIRE A DELAYED GRANT DATE), THE NEW OPTION GRANTS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR RETURNED OPTION GRANTS. WE MAKE NO COMMENT OR PREDICTION ON WHAT THE PRICE OF OUR COMMON STOCK WILL BE IN THE FUTURE. IN ADDITION, AFTER THE GRANT OF THE NEW OPTION GRANTS, OUR COMMON STOCK MAY TRADE AT A PRICE BELOW THE EXERCISE PRICE PER SHARE OF THOSE OPTION GRANTS. DEPENDING ON THE EXERCISE PRICE OF YOUR RETURNED OPTION GRANTS AND OTHER FACTORS, INCLUDING THE FACT THAT ANY OPTION (OTHER THAN SHARES GRANTED PURSUANT TO THE CASH FOR OPTIONS PROGRAM) HAVING AN EXERCISE PRICE IN EXCESS OF $3.00 PER SHARE WILL BE FOR A NEW OPTION GRANT COVERING FEWER SHARES THAN THE RETURNED OPTION GRANT, THE NEW OPTION GRANTS MAY BE LESS VALUABLE THAN THE OPTIONS YOU ARE RETURNING FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET

QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER AND EXCHANGE ANY OF YOUR OPTION GRANTS. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE. (Page 26)

28.	WILL ANY OF THE NEW OPTION GRANTS ISSUED TO ME HAVE A DIFFERENT VESTING SCHEDULE THAN THE OPTION GRANTS THAT ARE RETURNED FOR EXCHANGE PURSUANT TO THE OFFER?

Yes. Some of the New Option Grants may have a more favorable or less favorable vesting schedule as described below. Further, you will not be entitled to accelerated vesting with respect to any of the New Option Grants if your employment is involuntarily terminated following a change in control involving i2 or a sale of all or substantially all of i2’s assets, as was the case with options granted prior to January 16, 2001. In addition, outstanding option grants issued by companies acquired by us may provide for accelerated vesting upon a change of control or a subsequent termination of service or under certain other circumstances which will not be included in the terms of the New Option Grants you receive.

The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any returned Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest with respect to (1) one percent (1%) of the option shares as of the original vesting commencement date of the returned option grant, (2) twenty-four percent (24%) of the option shares on the one-year anniversary of the original vesting commencement date of the returned option and (3) the remaining option shares in equal monthly installments over the next 36 months of service until fully vested after four years from the original vesting commencement date of the returned option grant.

For example, if you return an option with a grant date (and vesting commencement date) of February 21, 2001, the New Option Grant issued in exchange for such option will vest as follows: 1% of the shares subject to the New Option Grant will be deemed vested on the original vesting commencement date, 24% of the shares subject to the New Option Grant will be deemed vested on February 21, 2002 and the remaining 75% of the shares will vest in equal monthly installments over the 36 months of service following February 21, 2002.

Further, the New Option Grants will not include provisions for accelerated vesting, whether as a result of involuntarily termination of employment following a change in control involving i2 or a sale of all or substantially all of i2’s assets (as was the case with options granted by us prior to January 16, 2001) or otherwise. In addition, some Eligible Option Grants issued by companies we acquired may provide for accelerated vesting upon a change of control or a subsequent termination of employment, which provisions will not be included in the terms of the New Option Grants.

Accordingly, each New Option Grant may have a more favorable or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces. (Page 21)

29.	WHY DID i2 CHANGE ITS VESTING SCHEDULE?

i2 changed its vesting schedule in March 2001 to make certain that our stock option grant vesting schedules were comparable to those of other high technology companies in our labor market. The new vesting schedule will provide more frequent vesting opportunities for all of our employees holding options with less favorable vesting provisions who accept the Offer. In addition, with respect to the New Option Grants, we have revised the non-compete clause currently contained in each i2 option grant agreement and we also require you to maintain confidentiality of our proprietary information at all times and, following your termination of service, prohibit you from soliciting any employee to leave our employ, further restricting you from being employed or otherwise providing services to certain of our competitors and prohibiting you from interfering with our relationships with or soliciting our customers.

In connection with these changes, we have decided that all i2 option grants, including all New Option Grants, will be governed by a slightly accelerated vesting schedule from what was applied to previous grants as noted in the answer to Question 28 above.

30.	DOES THE VESTING SCHEDULE CHANGE FOR OPTION GRANTS I DO NOT EXCHANGE?

No. If you do not elect (and are not required) to exchange an option grant, that option grant will continue to vest under the vesting schedule of such stock option grant on the terms then in effect.

31.	IF I AM AN EXEMPT EMPLOYEE AND I ACCEPT THE OFFER, WILL I HAVE TO WAIT LONGER TO EXERCISE MY NEW OPTION GRANTS THAN I WOULD FOR THE OPTIONS I EXCHANGE?

No. You will not have to wait longer to exercise any New Option Grants except in certain countries where a delay in exercisability may be required. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor. However, during the period after the Expiration Date through the date that we grant the New Option Grants, you will not be able to exercise your returned option grants because they will have been cancelled on the Expiration Date. You will be able to exercise any New Option Grants that are vested after the grant date of the New Option Grants. In addition, any option grant that you choose not (and are not required) to exchange may be exercised as usual in accordance with the terms and conditions of the option grant.

Although the option documents evidencing your New Option Grants will not be provided immediately upon grant of the option, you may still exercise the New Option Grants (to the extent exercisable) prior to receiving the related option documentation. You may do so through your Salomon Smith Barney account at www.benefitaccess.com in accordance with the exercise procedures applicable to your option. However, upon any such exercise, you will be deemed to have agreed to the terms of the standard option documentation for New Option Grants in your country; such form documents will be available for your review at the i2 stock administration intranet web site. You will further be deemed to have authorized i2 to withhold and report all applicable taxes with respect to the option exercise.

32.	IF I AM A NON-EXEMPT EMPLOYEE AND I ACCEPT THE OFFER, WILL I HAVE TO WAIT LONGER TO EXERCISE MY NEW OPTION GRANTS THAN I WOULD FOR THE OPTIONS I EXCHANGE?

Maybe. If you are a non-exempt U.S. employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the grant date of the New Option Grant. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to i2. (Page 22)

33.	WILL THE NEW OPTION GRANTS BE DIFFERENT FROM MY ELIGIBLE OPTION GRANTS AND MY REQUIRED OPTION GRANTS?

To the extent Eligible Option Grants and Required Option Grants were granted by i2 under our 1995 Plan or 2001 Plan, the New Option Grants issued in exchange for those option grants will have substantially the same terms and conditions as those option grants, except that the New Option Grants will have a new exercise price, a new vesting schedule and a new ten-year maximum term, and will not provide for accelerated vesting if your employment is involuntarily terminated following a change of control involving i2 or a sale of all or substantially all of i2’s assets. Additionally, if any Eligible Option Grants or Required Option Grants returned (or deemed returned) for cancellation and exchange have an exercise price greater than $3.00 per share (other than options granted pursuant to the Cash for Options Program), the number of shares subject to the New Option Grant issued in exchange will be less than the number of shares subject to the cancelled option grant.

If any of your Eligible Option Grants or Required Option Grants were originally granted by a company we acquired, those option grants may contain certain features, such as accelerated vesting under certain circumstances and/or early exercisability, which provisions will not be included in the terms of your New Option Grants. Additionally, option grants issued under the 1995 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants.

Additionally, each New Option Grant will have provisions requiring you to maintain the confidentiality of our proprietary information at all times and, following your termination of service, further restricting you from being employed by or otherwise providing services to certain of our competitors, prohibiting you from interfering with our relationships with or soliciting our customers, and prohibiting you from soliciting any employee to leave our employ. Your current outstanding option grants may not currently contain all of these restrictions.

New Option Grants issued to employees located outside the United States may be subject to certain other restrictions and limitations As a result, an alternative form of stock option agreement with different terms may be required for New Option Grants issued to employees located outside the United States. (Page 22)

34.	IF I EXCHANGE OPTION GRANTS IN THE OFFER, WILL I BE ELIGIBLE TO RECEIVE ADDITIONAL PROMOTION, MERIT, ATTAINMENT OR OTHER OPTION GRANTS BEFORE I RECEIVE MY NEW OPTION GRANTS?

No. If we were to grant you any option grant sooner than six months and one day after canceling your returned option grants, we believe that we would be required for financial accounting purposes to record a variable compensation expense against our earnings. Accordingly, if we accept for exchange any of the option grants you return pursuant to the Offer, you will not be granted any other option grants, including without limitation any discretionary merit or promotion option grants that may be approved for you as part of a promotion or other merit review or adjustment, until the grant date for your New Option Grants. Thus, any promotion or other merit grant that may be approved for you would be delayed until the grant date for your New Option Grants and would have an exercise price equal to the market price of our common stock on the date of grant (except that, we may, at our discretion, make the vesting retroactive to the effective date of the promotion or merit increase). By deferring the grant of all option grants to those option holders whose option grants we accept for exchange and cancellation, based on current generally accepted accounting principles we believe that we will not have to record a compensation expense with respect to those option grants. (Page 26)

On the other hand, if you do not return for exchange any of your Eligible Option Grants in the Offer, you may be eligible to receive discretionary merit or promotion option grants prior to the date that New Option Grants are granted to others (and any such options granted to you would have an exercise price equal to the last reported closing price on the date they are granted). As a result, participation in the Offer may affect the date, price and vesting of any promotional, merit or other discretionary grants that may be approved for you in the future.

35.	WHAT HAPPENS IF i2 MERGES INTO OR IS ACQUIRED BY ANOTHER COMPANY?

The consequence and effect of a merger or acquisition of i2 will differ depending on the timing and form of the transaction.

If we merge into or are acquired by another company before the expiration of the Offer, you may withdraw your returned option grants and exercise them in accordance with the terms of the applicable Plan and option agreement.

If we are acquired and become a subsidiary of the acquiring corporation after your returned option grants are accepted for exchange and cancelled but before the New Option Grants are granted, our obligations in connection with the Offer would not be automatically assumed by the acquiring corporation. Whether or not the obligation to grant the New Option Grants is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision in the acquisition agreement for the granting of the New Option Grants to tendering option holders, we cannot guarantee what, if any, provision would be made. AS A RESULT, WE CANNOT GUARANTEE THAT ANY NEW OPTION GRANTS WOULD BE GRANTED BY THE ACQUIROR IN THE EVENT OF SUCH AN ACQUISITION. THEREFORE, IT IS POSSIBLE THAT YOU COULD GIVE UP YOUR ELIGIBLE OPTION GRANTS AND REQUIRED OPTION GRANTS AND NOT RECEIVE ANY NEW OPTION GRANTS FROM THE ACQUIRING CORPORATION.

If, instead of becoming a subsidiary, we are merged directly into another entity after your returned option grants are accepted for exchange and cancelled but before the New Option Grants are granted, the surviving corporation would automatically assume our obligations with respect to the Offer. The New Option Grants would be option grants to purchase shares of the surviving corporation. The number of shares would be equal to the number of our shares that you would have received under the New Option Grant multiplied by the exchange ratio that was used in the transaction. The exercise price would be based on the fair market value of the surviving corporation’s stock on the date the New Option Grants are granted.

If we merge into or are acquired by another company after the grant of the New Option Grants, those options may be assumed by the merged company or the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Option Grants are not assumed or replaced with a cash incentive program preserving the spread on those options at the time of the merger or acquisition, those options would vest on an accelerated basis and become exercisable for all of the option shares outstanding immediately prior to the acquisition, and then if the options are not exercised prior to the acquisition, they would terminate. (Page 28)

Also, please note that any New Option Grants will not contain any provision which accelerates the vesting of any unvested option, whether in the event that your employment is involuntarily terminated following a change of control involving i2 or a sale of all or substantially all of i2’s assets (as is applicable to various option grants issued by i2 before January 16, 2001 and various option grants issued by companies we acquired), or otherwise.

36.	IS i2 STILL RESTRUCTURING AND, IF SO, HOW WILL THAT IMPACT MY DECISION TO PARTICIPATE IN THE OFFER?

i2 has been restructuring and may continue to engage in restructuring efforts, including divestitures of business units, in the future. These divestitures may occur prior to the Expiration Date of the Offer, between the Expiration Date of the Offer but prior to the grant date of the New Option Grants, or after the grant date of the New Option Grants.

The impact of the termination of your employment with i2 on your Eligible Option Grants or New Option Grants is dependent on the date of your termination. If your employment with us terminates for any reason after your returned options are accepted for exchange and cancelled but prior to the grant date of the New Option Grants, you will not be entitled to receive a New Option Grant or to have your cancelled options returned or to receive any payment for your cancelled options. You will lose the options that were returned for exchange. You will only be entitled to receive a New Option Grant if you remain continuously employed by us through and including the date of grant of the New Option Grant.

If your employment terminates after the date of grant of the New Option Grants, you will only be able to exercise the New Option Grants to the extent they are vested and exercisable at the time of your termination, and you will only have the limited time period specified in the option agreement following your termination in which to exercise the vested portion of your New Option Grants.

Once your returned options have been accepted for exchange and cancelled at the expiration of the Offer, you will have no rights with respect to those options, and they will not be reissued or returned to you for any reason.

THIS OFFER DOES NOT CHANGE THE NATURE OF YOUR EMPLOYMENT WITH US, AND DOES NOT CREATE ANY OBLIGATION ON i2 TO CONTINUE YOUR EMPLOYMENT FOR ANY PERIOD. UNITED STATES EMPLOYEES ARE GENERALLY CONSIDERED TO BE “AT WILL” EMPLOYEES. EMPLOYMENT OF “AT WILL” EMPLOYEES MAY BE TERMINATED BY US OR BY THE EMPLOYEE AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

37.	WILL I HAVE TO PAY TAXES IF I EXCHANGE MY OPTIONS IN THE OFFER?

If you exchange any options pursuant to the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the return for exchange or upon our acceptance and cancellation of any Eligible Option Grant or Required Option Grant. In addition, the grant of the New Option Grants is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant.

All option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant’s circumstances. We have distributed with this Offer to Exchange short summaries of some of those consequences with respect to some of the countries where our non-U.S. employees are located. If you are an employee located outside the United States, you should review the summary applicable to your country of residence, and you should also consult your individual financial or tax advisor before deciding whether or not to participate in the Offer. (Page 44)

38.	WILL MY NEW OPTION GRANTS BE INCENTIVE STOCK OPTIONS OR NON-STATUTORY STOCK OPTIONS?

Each of the New Option Grants will be an incentive stock option under the U.S. federal income tax laws, to the maximum extent permissible. However, as a result of the $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants issued in exchange for your tendered options will be non-statutory options under U.S. federal tax laws. (Page 34)

39.	IF I HAVE INCENTIVE STOCK OPTIONS, WHAT HAPPENS IF I ELECT NOT TO EXCHANGE THEM IN THIS OFFER?

You will not be subject to current income tax if you do not elect to exchange your Eligible Option Grants for New Option Grants.

We do not believe that the Offer will change any of the terms of your eligible incentive stock options if you do not accept the Offer. However, the IRS may characterize the Offer as a “modification” of those incentive stock options, even if you decline the Offer. A successful assertion by the IRS that the options are modified could extend the options’ holding period to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as non-statutory stock options.

If you choose not to exchange your Eligible Option Grants, we recommend that you consult with your own tax advisor to determine the tax consequences of the sale of the common stock that you will receive when you exercise those options. (Page 44)

40.	WHEN DOES THE OFFER EXPIRE? CAN THE OFFER BE EXTENDED, AND IF SO, HOW WILL I BE NOTIFIED IF IT IS EXTENDED?

The Offer expires on January 14, 2003, at 11:59 p.m., Central Time, unless it is extended by us.

Although we do not currently intend to do so, we may, in our discretion extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00

a.m., Central Time, on the next business day following the previously scheduled expiration of the Offer. (Page 44)

41.	HOW DO I EXCHANGE MY OPTION GRANTS?

If you decide to exchange your option grants, you must:

•
Properly complete the Election/Change of Election Form, in the form that we will provide, by indicating the particular options you are exchanging, including the Required Option Grants. Please use the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm) to fill out and submit your Election/Change of Election Form; however, you may also complete the Election/Change of Election Form manually and submit it by mail.

•
Deliver, before 11:59 p.m., Central Time, on January 14, 2003, or, if the Offer is extended, before the expiration of the extended Offer, a properly completed and duly signed Election/Change of Election Form using either the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm) or, if you would prefer, mail the Election/Change of Election Form to i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attn.: Stock Administration (you may fax the Election/Change of Election Form to (469) 357-3122). If you elect to send your Election/Change of Election Form via mail it must be postmarked no later than the expiration date of the Offer.

If we do not receive a properly completed and duly executed Election/Change of Election Form from you prior to the expiration of the Offer (unless the form is mailed to us in which case it must be postmarked no later than the Expiration Date of the Offer), we will not accept any of your options for exchange and you will not be granted any New Option Grants.

We reserve the right to reject any or all returns of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, without limiting the rights we have to extend, terminate or amend the Offer, we intend to accept all properly and timely returned Eligible Option Grants and Required Option Grants that are not validly withdrawn.

If you exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation.

If we decide to extend the Offer, we will notify all eligible employees via email and by posting the extension on the front page of the intranet site located at cww.i2.com.

42.	DURING WHAT PERIOD OF TIME MAY I WITHDRAW PREVIOUSLY RETURNED OPTION GRANTS?

You may withdraw your returned options at any time before 11:59 p.m., Central Time, on January 14, 2003. If the Offer is extended by us beyond that time, you may withdraw your returned options at any time until the extended expiration of the Offer. To withdraw your returned options, you must access the option exchange application located on our intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm) or deliver to us an Election/Change of Election Form or a written notice of withdrawal, or, in either case, a facsimile thereof, with the required information while you still have the right to withdraw the returned options. Once you have withdrawn your options, you may re-submit those options for exchange only by submitting another Election/Change of Election Form with the required information in accordance with the procedures described in the Offer to Exchange and the Election/Change of Election Form prior to the expiration of the Offer. (Page 25)

43.	WHAT DOES i2 THINK OF THE OFFER?

Although our board of directors has approved the Offer as an opportunity for you to potentially decrease the exercise price of the options you presently hold, neither we nor our board of directors makes any recommendation as to whether you should return for exchange or refrain from returning your options for exchange or what the price of our common stock will be in the future. You must make your own decision whether to exchange options taking into account your own personal circumstances and preferences. Our executive officers are eligible to participate in the Offer. However, our Chief Executive Officer, Sanjiv S. Sidhu, has never been granted any options and our Chief Financial Officer, William M. Beecher, will not participate in the Offer. Members of our board of directors and our contractors are not eligible to participate in the Offer.

44.	WHAT ARE SOME OF THE KEY DATES TO REMEMBER?

If you choose to accept the Offer as to any of your options, options granted before June 12, 2002 may at your discretion be exchanged on a grant-by grant basis. Options granted on or after that date must be exchanged if you elect to participate in the Offer.

The commencement date of the Offer is December 13, 2002.

The Offer expires at 11:59 p.m., Central Time, on January 14, 2003 (unless we extend it).

The New Option Grants will be granted on or shortly after (but not later than 30 days after) the first trading day that is at least six months and one day after the expiration of the Offer (except in certain countries which may require a delayed grant date).

45.	WHAT WOULD BE THE EFFECT OF A REVERSE STOCK SPLIT OF i2’S COMMON STOCK?

i2 is considering implementing a reverse stock split to increase our stock’s trading price, which could happen after you have tendered your options but before you have received your New Option Grants. In that event, New Option Grants (as well as any option grants which are not exchanged) would be proportionately adjusted for the reverse stock split. To the extent you return an option grant with an exercise price per share greater than $3.00 (other than options granted pursuant to the Cash for Options Program), the exchange ratios discussed in Question 12 above will be applied prior to any adjustment required by any reverse stock split.

The following table shows the effect a reverse stock split would have on an Eligible Option Grant to purchase 5,000 shares of our common stock with an exercise price of $4.29 per share in the event that we effect a 1-for-5, 1-for-10, 1-for-15, or 1-for-20 reverse split of our common stock.

Reverse Stock Split Ratio	1-for-5	1-for-10	1-for-15	1-for-20

Original Option Exercise Price (prior to the exchange)	$4.29	$4.29	$4.29	$4.29

Revised Option Exercise Price (prior to the exchange)	$21.45	$42.90	$64.35	$85.80

Original Option Share Number	5,000 shares	5,000 shares	5,000 shares	5,000 shares

Revised Option Share Number (assuming option is not exchanged in the Offer)	1,000 shares	500 shares	334 shares	250 shares

Revised New Option Grant Share Number (assuming option is exchanged in the Offer)*	667 shares	334 shares	223 shares	167 shares

*If the original option grant is exchanged in the Offer for a New Option Grant, the exercise price will be equal to the closing sale price of our common stock as reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant.

46.	WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

For additional information or assistance, you can send your questions via email to OptionExchange@i2.com. You may also read the participation instructions by accessing the Option Exchange Application using your confidential userid and password.

To ensure that all eligible employees are receiving all pertinent information regarding the Offer, we will answer questions of general interest which are received by us at OptionExchange@i2.com in a weekly response which may be publicized to all eligible participants in the Offer.

47.	WHERE CAN I FIND MORE INFORMATION ABOUT i2 IN GENERAL?

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from our Web site at www.i2.com or at the SEC’s Web site at www.sec.gov. You may obtain a copy of these filings, at no cost, by writing or telephoning us at the following address. In addition, we will provide without charge to each option holder, upon the written or oral request of any such person, a copy of any or all of the documents filed with the SEC. Written or oral requests for copies of these documents should be directed to:

Investor Relations
One i2 Place
11701 Luna Road
Dallas, Texas 75234
Telephone: (469) 357-1000

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this document, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Offer is completed:

•	Our annual report on Form 10-K for the year ended December 31, 2001;

•	Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

•	Our current reports on Form 8-K filed on January 22, 2002, April 16, 2002 and May 8, 2002;

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 000-28030), as filed with the SEC on March 20, 1996; and

•	The description of our preferred share purchase rights contained in our registration statement on Form 8-A (File No. 000-28030), as filed with the SEC on January 22, 2002.

Any statement contained in this document, any other document furnished to you in conjunction with the Offer or in a document incorporated or deemed to be incorporated by reference in any of those documents, shall be deemed to be modified or superseded for purposes of any of those documents to the extent that a statement contained in any of those documents, in any supplement to any of those documents, or any other document subsequently filed with the SEC which also is or is deemed to be incorporated by reference in any of those documents modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document or any other document furnished to you in conjunction with the Offer.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION/CHANGE OF ELECTION FORM. IF ANYONE MAKES ANY REPRESENTATION OR GIVES YOU ANY INFORMATION DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN OR IN THE ELECTION/CHANGE OF ELECTION FORM, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN FOR EXCHANGE OR REFRAIN FROM RETURNING ANY OF YOUR OPTIONS FOR EXCHANGE PURSUANT TO THE OFFER. IF ANYONE MAKES ANY RECOMMENDATION TO YOU, YOU MUST NOT RELY UPON THAT RECOMMENDATION AS HAVING BEEN AUTHORIZED BY US. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

THE OFFER

1.    NUMBER OF OPTIONS; EXPIRATION DATE.

Option Exchange. Upon the terms and subject to the conditions of the Offer, we will exchange, for New Option Grants to purchase common stock under either our 1995 Plan or our 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan) all Eligible Option Grants and Required Option Grants that are properly submitted, in accordance with Section 4, and are not validly withdrawn in accordance with Section 5 before the “Expiration Date,” as defined below.

If you return any of your Eligible Option Grants and your Required Option Grants for exchange and we accept such options for exchange, we will grant you New Option Grants under either the 1995 Plan or the 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan) pursuant to a new stock option agreement. The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date of grant, provided that certain countries may require a higher exercise price. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor. The returned options which we accept for exchange pursuant to the Offer will be cancelled, and you will have no further right or entitlement to purchase shares of our common stock pursuant to those cancelled options.

Eligible Employees. Eligible employees, for purposes of the Offer, will be limited to all current employees of i2 and its subsidiaries (excluding those who have received a written notification of their termination). Such eligible employees may accordingly participate in the Offer to the extent they hold outstanding Eligible Option Grants. Our Chief Executive Officer, Sanjiv S. Sidhu, has never been granted any options and our Chief Financial Officer, William M. Beecher, will not participate in the Offer. Members of our board of directors and our contractors are not eligible to participate in the Offer. If you are currently on personal leave of absence or medical, maternity, worker’s compensation, military or other statutorily protected leave of absence, you are also eligible to participate in the Offer even if you do not return to active status before the Expiration Date of the Offer.

IF YOU DO NOT REMAIN AN EMPLOYEE OF i2 OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU RETURN OPTIONS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY NEW OPTION GRANTS, OR ANY OTHER PAYMENT OR CONSIDERATION, IN EXCHANGE FOR YOUR RETURNED OPTIONS THAT HAVE BEEN ACCEPTED AND CANCELLED, REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED.

Eligible Option Grants; Required Option Grants. Eligible Option Grants are all options held by current employees (excluding those who have received a written notification of their termination), that are outstanding under any Plan. Required Option Grants are all options, including Eligible Option Grants, granted to you on or after June 12, 2002 under any Plan.

If you are an eligible employee who chooses to exchange any Eligible Option Grant pursuant to the Offer, you must also exchange all of your Required Option Grants. By exchanging any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation.

Exchange Ratios for New Option Grants. The number of shares that will be subject to each New Option Grant will be equal to or less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant. The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more

Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

* Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

As stated in the table above:

•
If the exercise price per share of a returned option grant is $3.00 or less, the number of shares that will be subject to the exchanged New Option Grant will be equal to the number of shares subject to the returned option.

•
If the exercise price per share of a returned option grant is at least $3.01 but not more than $5.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 1.5.

•
If the exercise price per share of a returned option grant is at least $5.01 but not more than $10.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 2. However, options granted under our Cash for Options Program, which have an exercise price per share of $6.58 or $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

•
If the exercise price per share of your returned option is at least $10.01 but not more than $15.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4.

•
If the exercise price per share of your returned option is $15.01 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 10.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring after the Expiration Date of the Offer.

Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any returned Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest with respect to (1) one percent (1%) of the option shares as of the original vesting commencement date of the returned option grant, (2) twenty-four percent (24%) of the option shares on the one-year anniversary of the original vesting commencement date of the returned option and (3) the remaining option shares in equal monthly installments over the next 36 months of service until fully vested after four years from the original vesting commencement date of the returned option grant.

For example, if you return an option with a grant date (and vesting commencement date) of February 21, 2001, the New Option Grant issued in exchange for such option will vest as follows: 1% of the shares subject to the New Option Grant will be deemed vested on the original vesting commencement date, 24% of the shares subject to the New Option Grant will be deemed vested on February 21, 2002 and the remaining 75% of the shares will vest in equal monthly installments over the 36 months of service following February 21, 2002.

Further, the New Option Grants will not include provisions for accelerated vesting, whether as a result of involuntarily termination of employment following a change in control involving i2 or a sale of all or substantially all of i2’s assets (as was the case with options granted by us prior to January 16, 2001) or otherwise. In addition, some Eligible Option Grants issued by companies we acquired may provide for accelerated vesting upon a change of control or a subsequent termination of employment, which provisions will not be included in the terms of the New Option Grants.

Accordingly, each New Option Grant may have a more favorable or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

Other Terms and Conditions of New Option Grants. The New Option Grants will have a new ten year term (subject to earlier termination upon cessation of service), except for certain countries where the term may be different. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

The New Option Grants will have provisions requiring you to maintain the confidentiality of our proprietary information at all times and, following your termination of service, further restricting you from being employed or otherwise providing services to certain of our competitors, prohibiting you from interfering with our relationships with or soliciting our customers, and prohibiting you from soliciting any employee to leave our employ. The Eligible Option Grants and Required Option Grants may not currently contain these restrictions.

Option grants issued under the 1995 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants. If any of your Eligible Option Grants or Required Option Grants were originally granted by a company we acquired, those options may contain certain features, such as accelerated vesting under certain circumstances and/or early exercisability, which provisions will not be included in the terms of your New Option Grants.

If you are a non-exempt U.S. employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the grant date of the New Option Grant. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to i2.

Additional Information About the Offer. The term “Expiration Date” means 11:59 p.m., Central Time, on January 14, 2003, unless and until we, in our discretion, have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer, as so extended, expires. See Section 16 for a description of our rights to extend, delay, terminate and amend the Offer, and Section 7 for a description of conditions to the Offer.

For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Central Time, and a “trading day” means any business day on which a last sale price of our Common Stock is reported on the Nasdaq National Market or any other market on which we are then listed.

2.    PURPOSE OF THE OFFER.

We issued the options outstanding under our Plans to provide our employees an opportunity to acquire or increase their ownership interest in i2, thereby creating a stronger incentive for them to continue their employment with us and to contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our Common Stock. For this reason, we believe these options may not effectively retain and motivate our employees, and are unlikely to be exercised in the near future. By making the Offer to exchange outstanding options for New Option Grants that will have an exercise price equal to the market value of our Common Stock on the grant date, we intend to provide our employees with the benefit of owning options that over time may have a greater potential to increase in value and thereby provide them with a more meaningful incentive to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

We continually evaluate and explore strategic opportunities as they arise, including business combination transactions, strategic partnerships, capital infusions, and the purchase or sale of assets. At any given time we may be engaged in discussions or negotiations with respect to various corporate transactions. We also grant options in the ordinary course of business to our current and new employees as well as provide them with the opportunity to make periodic purchases of our common stock pursuant to the formula provisions of our Employee Stock Purchase Plan and International Employee Stock Purchase Plan.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD RETURN YOUR OPTIONS FOR EXCHANGE, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE OFFER TO EXCHANGE AND TO CONSULT YOUR OWN INVESTMENT, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO RETURN YOUR OPTIONS FOR EXCHANGE TAKING INTO ACCOUNT YOUR OWN PERSONAL CIRCUMSTANCES AND PREFERENCES.

3.    STATUS OF ELIGIBLE OPTION GRANTS NOT EXCHANGED.

All Eligible Option Grants that you do not choose to return for exchange or which we do not accept for exchange and cancel pursuant to the Offer will remain outstanding, and you will continue to hold such options in accordance with their terms.

4.    PROCEDURES FOR EXCHANGING OPTIONS.

Proper Return of Options. We encourage you to use the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm) to complete and submit the Election/Change of Election Form along with any other required documents. Alternatively, you may fax and then mail all of the required documents to us at One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attn: Stock Administration (fax number (469) 357-3122). In either event, you must submit the completed Election/Change of Election Form as well as any other required documents before the Expiration Date. Please retain a copy of the fax transmission sheet as proof of your timely submission.

If you deliver an Election/Change of Election Form and then decide to return additional Eligible Option Grants, you must properly complete, duly execute and deliver to us an Election/Change of Election Form, or a facsimile thereof, before the Expiration Date. If the Offer is extended by us, you must deliver these documents before the extended Expiration Date of the Offer. We will not accept delivery of any Election/Change of Election Form after expiration of the Offer. If we do not receive a properly completed and duly executed Election/Change of Election Form from you prior to the expiration of the Offer, we will not accept any of your options for exchange and you will not be granted any New Option Grants.

Except in accordance with the next sentence, an Election/Change of Election Form must be executed by the appropriate option holder. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be indicated on the Election/Change of Election Form.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING ELECTION/CHANGE OF ELECTION FORMS AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING OPTION HOLDER. WE REQUEST THAT YOU DELIVER YOUR ELECTION/CHANGE OF ELECTION FORMS AND ANY OTHER REQUIRED DOCUMENTS TO US ELECTRONICALLY USING THE INTRANET WEB TOOL (LOCATED AT https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm), HOWEVER, WE WILL ALSO ACCEPT PAPER DELIVERY BY MAIL. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED. ANY ELECTION/CHANGE OF ELECTION FORM SENT TO US BY MAIL MUST BE POSTMARKED NO LATER THAN THE EXPIRATION DATE OF THE OFFER. ADDITIONALLY, YOU SHOULD FAX YOUR ELECTION/CHANGE OF ELECTION FORMS AND ANY OTHER REQUIRED DOCUMENTS PRIOR TO MAILING IT TO US (FAX NUMBER (469) 357-3122). PLEASE ALSO RETAIN A COPY OF THE FAX TRANSMISSION SHEET AS PROOF OF YOUR TIMELY SUBMISSION. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

If you return for exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. Nevertheless, you must still properly complete the Election/Change of Election Form.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects. We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any return of options, and all questions as to the number of shares subject to Eligible Option Grants or Required Option Grants or to be subject to New Option Grants. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all returns of options that we determine do not comply with the conditions of the Offer, that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we intend to accept properly and timely returned options which are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any Election/Change of Election Form with respect to any particular options or any particular option holder. No Election/Change of Election Form will be deemed to have been properly submitted until all defects or irregularities have been cured by the participating option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in an Election/Change of Election Form, nor will anyone incur any liability for failure to give any such notice. We will not accept for exchange options held by members of our board of directors or options held by our contractors.

Our Acceptance Constitutes an Agreement. Your return for exchange of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. OUR ACCEPTANCE FOR EXCHANGE OF THE OPTIONS RETURNED BY YOU PURSUANT TO THE OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE OFFER.

Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly returned options that have not been validly withdrawn.

5.    WITHDRAWAL RIGHTS.

You may only withdraw your returned options in accordance with the provisions of this Section 5. If your employment with us terminates prior to the Expiration Date of the Offer, your returned options will automatically be withdrawn. If automatically withdrawn, you may exercise those options to the extent they are vested at the time of your termination, but only during the limited period for which those options remain exercisable following your termination.

You may withdraw your returned options at any time before 11:59 p.m., Central Time, on January 14, 2003. If the Offer is extended by us beyond that time, you may withdraw your returned options at any time until the extended Expiration Date of the Offer.

To validly withdraw your returned options, you must deliver to us using the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm) or via fax and mail at One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attn: Stock Administration (fax number (469) 357-3122) a properly completed and executed Election/Change of Election Form, or a facsimile thereof, with the required information, while you still have the right to withdraw the returned options. Any Election/Change of Election Form sent to us by mail must be postmarked no later than the Expiration Date of the Offer.

ALTHOUGH YOU MAY WITHDRAW SOME, BUT NOT ALL, OF YOUR RETURNED OPTION GRANTS, YOU MAY NOT WITHDRAW ONLY A PORTION OF A PARTICULAR RETURNED OPTION. IN ADDITION, YOU MAY NOT WITHDRAW ANY REQUIRED OPTION GRANTS UNLESS YOU WITHDRAW ALL OF YOUR RETURNED OPTION GRANTS.

Except in accordance with the next sentence, an Election/Change of Election Form must be executed by the option holder who returned the options to be withdrawn. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be indicated on the notice of withdrawal.

You may not rescind any withdrawal, and any options you withdraw will thereafter be deemed not properly returned for purposes of the Offer, unless you properly re-submit those options for exchange before the Expiration Date by submitting an Election/Change of Election Form in accordance with the procedures described in Section 4.

Neither i2 nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

6.    ACCEPTANCE OF OPTIONS FOR EXCHANGE AND ISSUANCE OF NEW OPTION GRANTS.

Upon the terms and subject to the conditions of the Offer and as promptly as practicable following the Expiration Date, we intend to accept Eligible Option Grants and Required Option Grants for exchange and cancellation if properly returned and not validly withdrawn before the Expiration Date. If your returned options are accepted for exchange and cancelled on January 14, 2003, the scheduled Expiration Date of the Offer, you will be granted your New Option Grants on or shortly after (but not later than 30 days after) July 15, 2003, which is the first trading day that is at least six months and one day after the anticipated Expiration Date (except in certain countries which may require a delayed grant date). If we extend the date by which we must accept and cancel options properly returned, you will be granted New Option Grants on a subsequent trading day that is on or shortly after (but not later than 30 days after) the first trading day that is at least six months and one day after the extended date of acceptance and cancellation of returned options.

Although the option documents evidencing your New Option Grant will not be provided immediately upon grant of the option, you may still exercise the New Option Grant (to the extent exercisable) prior to receiving the related option documentation. You may do so through your Salomon Smith Barney account at www.benefitaccess.com in accordance with the exercise procedures applicable to your option. However, upon any such exercise, you will be deemed to have agreed to the terms of the standard option documentation for New Option Grants in your country; such form documents will be available for your review at the i2 stock administration intranet web site. You will further be deemed to have authorized i2 to withhold and report all applicable taxes with respect to the option exercise.

If we accept for exchange any of the options you return pursuant to the Offer, you will not be granted any other option grants, including without limitation any discretionary merit, attainment or promotion options that may be approved for you as part of a promotion or other merit review or adjustment, until the grant date for your New Option Grants. Thus, any promotion or other merit grant that may be approved for you would be delayed until the grant date for your New Option Grants (except that, we may, in our discretion, make the vesting retroactive to the effective date of the promotion or merit increase). The exercise price of each such grant will be the closing sale price of our common stock on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date those options are granted. As a result, the date on which the exercise price of those options is determined will depend on whether or not you choose to accept the Offer with respect to any of your Eligible Option Grants, and consequently the exercise prices may differ. By deferring the grant of all options to those option holders whose options we accept for exchange and cancellation, we believe we will not have to record a variable compensation expense with respect to those options.

On the other hand, if you do not return for exchange any of your Eligible Option Grants in the Offer, you may receive discretionary merit, attainment or promotion option grants prior to the date New Option Grants are granted to others (such options would have an exercise price equal to the closing price on the date they are granted). As a result, participation in the Offer may affect the grant date, price and vesting of any promotional, merit or other discretionary grants that may be approved for you in the future.

The number of shares that will be subject to each New Option Grant will be equal to or less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant.

The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more

Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

* Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

As stated in the table above:

•
If the exercise price per share of a returned option grant is $3.00 or less, the number of shares that will be subject to the exchanged New Option Grant will be equal to the number of shares subject to the returned option.

•
If the exercise price per share of a returned option grant is at least $3.01 but not more than $5.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 1.5.

•
If the exercise price per share of a returned option grant is at least $5.01 but not more than $10.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 2. However, options granted under our Cash for Options Program, which have an exercise price per share of $6.58 or $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

•
If the exercise price per share of your returned option is at least $10.01 but not more than $15.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4.

•
If the exercise price per share of your returned option is $15.01 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 10.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring after the Expiration Date of the Offer.

All New Option Grants will be granted under either our 1995 or our 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan) and will be subject to the terms and conditions of the applicable Plan and a new stock option agreement between you and us.

IF YOU DO NOT REMAIN AN EMPLOYEE OF i2 OR ONE OF OUR SUBSIDIARIES FROM THE DATE YOU RETURN YOUR OPTIONS FOR EXCHANGE THROUGH THE DATE WE GRANT THE NEW OPTION GRANTS, YOU WILL NOT RECEIVE ANY SUCH NEW OPTION GRANTS, ANY OTHER PAYMENT OR CONSIDERATION IN EXCHANGE FOR YOUR RETURNED OPTIONS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED,

REGARDLESS OF HOW OR WHY YOUR EMPLOYMENT TERMINATED. THE OFFER DOES NOT CHANGE THE “AT-WILL” NATURE OF YOUR EMPLOYMENT WITH US, AND YOUR EMPLOYMENT MAY BE TERMINATED BY US OR YOU AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTION GRANTS, FOR ANY REASON WITH OR WITHOUT CAUSE.

Consequences of i2 Being Acquired. If we merge into or are acquired by another company before the end of the period for accepting the Offer, you may withdraw your returned options and have all the rights afforded you to acquire our common stock under the existing agreements evidencing those options.

If we are acquired and become a subsidiary of the acquiring corporation after your returned options are accepted for exchange and cancelled but before the New Option Grants are granted, the obligations of i2 in connection with the Offer would not be automatically assumed by the acquiring corporation. Whether or not the obligation to grant the New Option Grants is assumed would depend on the terms of the acquisition agreement. While we would seek to make provision for participating option holders in the acquisition agreement, we cannot guarantee what, if any, provision would be made. AS A RESULT, WE CANNOT GUARANTEE THAT ANY NEW OPTION GRANTS WOULD BE GRANTED BY THE ACQUIRING COMPANY IN THE EVENT OF SUCH AN ACQUISITION. THEREFORE, IT IS POSSIBLE THAT YOU COULD GIVE UP YOUR ELIGIBLE AND REQUIRED OPTION GRANTS AND NOT RECEIVE ANY NEW OPTION GRANTS FROM THE ACQUIRING COMPANY.

If, instead of becoming a subsidiary, we are merged directly into another entity after your returned options are accepted for exchange and cancelled but before the New Option Grants are granted, the surviving corporation would automatically assume our obligations with respect to the Offer. The New Option Grants would be options to purchase shares of the surviving corporation. The number of shares would be equal to the number of shares subject to your Outstanding Options at the time of their cancellation, multiplied by the exchange ratio in effect for the exchange of shares of our common stock for shares of the surviving corporation in the merger. The exercise price would be based on the market price of the surviving corporation’s stock on the date the New Option Grants are granted.

If we merge into or are acquired by another company after the grant of the New Option Grants, those options may be assumed by the merged company or the acquiring company, in which event they would continue to vest in accordance with the vesting schedule in effect for them prior to the acquisition. If the New Option Grants are not assumed or replaced with a cash incentive program preserving the spread on those options at the time of the merger or acquisition, those options would vest on an accelerated basis and become excisable for all of the option shares outstanding immediately prior to the acquisition, and then if the options are not exercised prior to the acquisition, they would terminate.

Partial Tenders. YOU ARE NOT REQUIRED TO ACCEPT THE OFFER. IF YOU CHOOSE TO RETURN ANY ELIGIBLE OPTION GRANT FOR EXCHANGE, YOU MUST RETURN ALL OF YOUR REQUIRED OPTION GRANTS. WITH RESPECT TO YOUR ELIGIBLE OPTION GRANTS THAT ARE NOT REQUIRED OPTION GRANTS, YOU MAY CHOOSE TO EXCHANGE ONE OPTION GRANT IN ITS ENTIRETY AND NOT EXCHANGE ANOTHER. YOU MAY NOT EXCHANGE LESS THAN ALL OF A PARTICULAR OUTSTANDING OPTION GRANT.

For example, if you have received, in each case before June 12, 2002, two Eligible Option Grants, you may choose to exchange neither of these Eligible Option Grants, both of these Eligible Option Grants, or one of these Eligible Option Grants. However, if you wish to exchange an Eligible Option Grant, you may not exchange anything less than that entire option to the extent outstanding. If you have exercised an Eligible Option Grant in part, the option is outstanding only to the extent of the unexercised portion of the option.

If you were granted an Eligible Option Grant that was divided into an incentive stock option and a non-statutory option because of the rules limiting the amount of incentive stock options you could receive, we treat these as a single option and not as two separate options and you therefore must choose to exchange the entire option or not to exchange the entire option.

Should you choose to return any options for exchange, you will be required to indicate in the Election/Change of Election Form the particular options that you are exchanging, including any Required Option Grants. If you return for exchange any Eligible Option Grant pursuant to the Offer, you will automatically be deemed to have returned all of your Required Option Grants for exchange and cancellation. This does not change your responsibility to properly complete the Election/Change of Election Form.

Acceptance of Options Returned for Exchange. For purposes of the Offer, we will be deemed to have accepted options that are validly returned for exchange and are not properly withdrawn when we give oral or written notice to the option holders of our acceptance for exchange of such options. Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept promptly after the expiration of the Offer all properly returned options that are not validly withdrawn. When we accept your returned options for exchange and we cancel those options, you will have no further rights with respect to those options or under their corresponding stock option agreements. By tendering options, you agree that the applicable stock option agreements will terminate upon our cancellation of your returned options. For purpose of confirmation, the on-line application provides you with a copy of your most recent election. This election confirmation statement will be e-mailed to you and is also available to you by assessing the intranet web tool (located at https://cwwapp.i2.com/app/dept/stock/optexch/Login.cfm). Should you have elected to make your election by paper, a confirmation statement will not be provided to you automatically. The Stock Administration Team will use your final Election/Change of Election Form as your confirmation of election. You may obtain a copy of your Election/Change of Election Form by contacting OptionExchange@i2.com.

7.    CONDITIONS OF THE OFFER.

We will not accept for exchange options held by members of our board of directors or options held by our contractors.

In addition, notwithstanding any other provision of the Offer, we are not required to accept any options returned to us for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any options returned to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after December 13, 2002 and prior to the Expiration Date any of the following events has occurred, or has been determined by us to have occurred, and, in our judgment in any such case and regardless of the circumstances giving rise thereto, including any action or omission by us, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options returned to us for exchange:

(a)  there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered options pursuant to the Offer, the issuance of New Option Grants, or otherwise relates in any manner to the Offer or that, in our judgment, could materially and adversely affect the business, condition (financial or other), operating results, operations or prospects of i2 or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us;

(b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment,   order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(1)  make the acceptance for exchange of, or issuance of New Option Grants for, some or all of the returned options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

(2)  delay or restrict our ability, or render us unable, to accept for exchange, or issue New Option Grants for, some or all of the returned options;

(3)  materially impair the benefits we hope to receive as a result of the Offer; or

(4)  materially and adversely affect the business, condition (financial or other), operating results, operations or prospects of i2 or our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c)  there shall have occurred:

(1)  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(2)  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(3)  the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

(4)  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States;

(5)  any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operating results, operations or prospects of i2 or our subsidiaries or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer;

(6)  in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

(7)  any decline in either the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on December 13, 2002;

(d)  there shall have occurred any change in generally accepted accounting standards or the application or interpretation thereof which could or would require us for financial reporting purposes to record compensation expense against our operating results in connection with the Offer;

(e)  a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(1)  any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before December 13, 2002;

(2)  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before December 13, 2002 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or

(3)  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries; or

(f)  any change or changes shall have occurred in our business, condition (financial or other), assets, operating results, operations, prospects or stock ownership or that of our subsidiaries that, in our judgment, is or may be material to us or our subsidiaries or otherwise makes it inadvisable for us to proceed with the Offer.

The conditions to the Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them prior to the Expiration Date. We may waive them, in whole or in part, at any time and from time to time prior to the Expiration Date, in our discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.    PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS.

There is no established trading market for options, including Eligible Option Grants and Required Option Grants, granted under any of our Plans, and there will be no established trading market for any New Option Grants that may be granted.

Our Common Stock is quoted on the Nasdaq National Market under the symbol “ITWO.” The following table shows, for the periods indicated, the high and low sales prices per share of our Common Stock as reported by the Nasdaq National Market. All share prices have been retroactively adjusted to reflect the two-for-one splits of our common stock paid as 100% stock dividends on June 2, 1998, February 17, 2000 and December 5, 2000.

Quarter Ended	High	Low

Fiscal Year 2002

December 31, 2002 (through December 12, 2002)	$1.93	$0.41

September 30, 2002	1.70	0.49

June 30, 2002	5.48	1.30

March 31, 2002	9.58	5.00

Fiscal Year 2001

December 31, 2001	$8.59	$3.10

September 30, 2001	20.05	2.98

June 30, 2001	28.20	12.88

March 31, 2001	61.00	12.56

Fiscal Year 2000

December 31, 2000	$96.13	$36.00

September 30, 2000	99.44	49.13

June 30, 2000	71.38	34.50

March 31, 2000	111.75	35.08

As of December 12, 2002, the closing sale price of our common stock, as reported by the Nasdaq National Market, was $1.239 per share.

Our stock price has been, and in the future may be, highly volatile and could continue to decline. Our stock price could also rise prior to the grant of the New Option Grants and thereafter fall. The trading price of our common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, including software companies and internet-related companies, and that may or may not have been related or proportionate to the operating performance of these companies. The New Option Grants will not be granted until a trading date that is at least six months and one day after the Expiration Date. The exercise price of the New Option Grants will be the closing sale price of our common stock reported on the Nasdaq National Market (or such other market on which our shares are principally traded or quoted) on the date they are granted. The exercise price of the New Option Grants may be higher than the exercise price of your returned options. In addition, our common stock may thereafter trade at prices below the exercise price of the New Option Grants. Depending on the exercise price of your returned options and other factors, including the fact that, if your Eligible Option Grants had an exercise price greater than $3.00 per share, fewer shares will be subject to the New Option Grants than were subject to the options returned for exchange, your New Option Grants may be less valuable than your returned options. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO RETURN YOUR OPTIONS FOR EXCHANGE. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR COMMON STOCK MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR COMMON STOCK WILL BE ON THE GRANT DATE OF THE NEW OPTION GRANTS OR AT ANY TIME IN THE FUTURE.

9.    SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF NEW OPTION GRANTS.

Consideration. The New Option Grants to be issued in exchange for Eligible Option Grants and Required Option Grants properly returned and accepted for exchange and cancelled by us will be issued under either our 1995 Plan or our 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan). Each of the New Option Grants will be an incentive stock option under the U.S. federal income tax laws, to the maximum extent permissible. However, as a result of the $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants issued in exchange for your tendered options will be non-statutory options under U.S. federal tax laws.

Exchange Ratios for New Option Grants. The number of shares that will be subject to each New Option Grant will be equal to or less than the number of shares subject to the applicable returned Eligible Option Grant or Required Option Grant.

The ratio by which you can determine the actual number of shares that will be subject to any New Option Grant is set forth in the table below:

Option Exercise Price (per share):	*$3.00 or less (or Cash for Options Program option grants)	$3.01 to $5.00	*$5.01 to $10.00 (other than Cash for Options Program option grants)	$10.01 to $15.00	$15.01 or more

Ratio of New Option Grant share per exchanged option grant shares:	1-for-1	1-for-1.5	1-for-2	1-for-4	1-for-10

    * Eligible Options granted under our Cash for Options Program on November 16, 2001 and December 21, 2001 with exercise prices of $7.27 and $6.58 per share, respectively, will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

As stated in the table above:

•
If the exercise price per share of a returned option grant is $3.00 or less, the number of shares that will be subject to the exchanged New Option Grant will be equal to the number of shares subject to the returned option.

•
If the exercise price per share of a returned option grant is at least $3.01 but not more than $5.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 1.5.

•
If the exercise price per share of a returned option grant is at least $5.01 but not more than $10.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 2. However, options granted under our Cash for Options Program, which have an exercise price per share of $6.58 or $7.27 (depending on the date of grant), will be exchanged for New Option Grants using a 1-for-1 ratio of New Option Grant shares for exchanged option grant shares.

•
If the exercise price per share of your returned option is at least $10.01 but not more than $15.00, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 4.

•
If the exercise price per share of your returned option is $15.01 or more, the number of shares that will be subject to the exchanged New Option Grant will be determined by dividing the number of shares subject to the returned option grant by 10.

In the event of any fractional share resulting from application of these ratios, the number of shares that will be subject to each New Option Grant will be rounded up to the nearest whole share. The number of shares subject to each New Option Grant will be proportionately adjusted for any stock splits, stock dividends and recapitalizations with respect to shares of our common stock occurring after the Expiration Date of the Offer.

If we receive and accept for exchange all Eligible Option Grants and Required Option Grants outstanding as of December 9, 2002, we will grant New Option Grants to purchase approximately 51.7 million shares of our common stock. If all Eligible Option Grants and Required Option Grants are properly returned and accepted for exchange and cancelled, the common stock issuable upon exercise of the New Option Grants issued in exchange will equal approximately 12% of the total shares of our common stock outstanding as of December 9, 2002. The shares of common stock subject to returned options originally granted under the 1995 Plan or 2001 Plan that are accepted for exchange and cancelled will, after such cancellation, be available for re-grant and issuance under each respective Plan and will provide sufficient shares to cover the number of shares needed for the grants of New Option Grants that will be made in connection with the Offer.

Terms of New Option Grants. The New Option Grants will be granted under either the 1995 Plan or the 2001 Plan (as determined in the discretion of the Plan Administrators of the 1995 Plan and 2001 Plan) and will be evidenced by new stock option agreements between us and each option holder who returns options for exchange in the Offer and whose returned options we accept for exchange and cancellation.

Each of the New Option Grants will be an incentive stock option under the U.S. federal income tax laws, to the maximum extent permissible. No taxable income is recognized by the optionee at the time of the option grant. To the extent your New Option Grants are incentive stock options, you will not recognize regular taxable income at the time the option is exercised. However, the spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee’s alternative minimum taxable income at the time of exercise. Because of the statutory $100,000 limitation on the initial exercisability of incentive stock options per calendar year, it is possible that a portion of the New Option Grants granted in exchange for your exchanged options will be non-statutory or “non-qualified” options under U.S. federal tax laws. No taxable income is recognized when a non-statutory stock option is granted. When a non-statutory option is subsequently exercised, you will recognize ordinary taxable income equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income.

New Option Grants issued to employees located outside the United States may be subject to certain restrictions and limitations. As a result, an alternative form of stock option agreement may be required for New Option Grants issued to employees located outside the United States.

The grant of New Option Grants pursuant to the Offer will not create any contractual or other right of option holders to receive any future grants of stock options or benefits in lieu of stock options. The grant of options will not form a part of compensation for purposes of calculating any benefits upon termination of employment.

1995 Plan and 2001 Plan. The following descriptions of the 1995 Plan and the 2001 Plan are summaries of the principal provisions of those documents but are not complete. Each description is subject to, and qualified in their entirety by reference to, all provisions of the plan it describes. The complete 1995 Plan document, as most recently amended, has been filed as Exhibit 99.1 to our Registration Statement on Form S-8 (file no. 333-85884) filed with the U.S. Securities and Exchange Commission on April 9, 2002. The complete 2001 Plan document has been filed as Exhibit 99.1 to our Registration Statement on Form S-8 (file no. 333-67868) filed with the U.S. Securities and Exchange Commission on August 17, 2001. The forms of stock option agreement and related notice of stock option grant which will be used for the New Options to be granted in the exchange program are being filed with the U.S. Securities and Exchange Commission as an exhibit to the Schedule TO. Please contact us at One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attn: Stock Administration (telephone: (469) 357-1000), to receive a copy of either Plan document or form of stock option agreement or notice of stock option grant. We will promptly furnish you copies of these documents at our expense.

1995 Plan

General. The 1995 Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of these programs are described below. The Compensation Committee, the Options Committee and the Board of Directors each have separate but concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs. The Board has established a pool of options that the Options Committee may grant under the Discretionary Option Grant Program to eligible individuals. From time to time, the Board of Directors may revise the number of options in the pool. The term “Plan Administrator,” as used in this summary, will mean either the Compensation Committee, the Options Committee or the Board of Directors to the extent each such entity is acting within the scope of its administrative authority under the 1995 Plan. The Plan Administrator will have complete discretion

(subject to the provisions of the 1995 Plan) to authorize option grants and direct stock issuances under the 1995 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve. An aggregate of 273,212,665 shares of common stock have been reserved for issuance over the term of the 1995 Plan. The share reserve will automatically increase on the first trading day of each calendar year over the remaining term of the 1995 Plan by an amount equal to five percent (5%) of the sum of (i) the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, plus (ii) the total number of shares of common stock repurchased by us on the open market during the immediately preceding calendar year pursuant to a stock repurchase program. In no event will any annual increase exceed (i) 40,000,000 shares of common stock or (ii) such lesser number of shares determined by the Board.

No participant in the 1995 Plan may receive option grants, exercisable stock appreciation rights or direct stock issuances for more than 4,000,000 shares per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. The shares of common stock issuable under the 1995 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock which we acquire, including shares purchased on the open market.

Shares subject to any outstanding options under the 1995 Plan which expire or otherwise terminate prior to exercise and unvested shares issued under the 1995 Plan and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1995 Plan, will be available for reissuance. However, any shares subject to stock appreciation rights exercised under the 1995 Plan will not be available for reissuance.

Eligibility. Our officers and other employees of our parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of our parent or subsidiaries and our consultants and independent advisors of our parent and subsidiaries are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee members of the Board are eligible to participate in the Automatic Option Grant Program.

Discretionary Option Grant Program. The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the U.S. federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price determined by the Plan Administrator but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time during which to exercise any outstanding option to the extent exercisable for vested shares. In general, that limited period will expire 12 months following the optionee’s cessation of service. In no event, however, may any option be exercised after the expiration of the ten-year or shorter maximum term in effect for that option.

The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

•
Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution from us equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

•
Limited stock appreciation rights, which may be granted to our officers as part of their option grants. Any option with such a limited stock appreciation right in effect may be surrendered to us upon the successful completion of a hostile take-over of us. In return for the surrendered option, the officer will be entitled to a cash distribution from us in an amount per surrendered option share equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program that have exercise prices in excess of the then-current market price of our common stock and to issue replacement options with an exercise price based on the market price of our common stock at the time of the new grant.

Stock Issuance Program. Shares may be issued under the Stock Issuance Program at a price per share of not less than 85% of the fair market value per share of common stock, payable in cash or through a promissory note payable to us. Shares also may be issued solely as a bonus for past services.

The issued shares may be either immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

Automatic Option Grant Program. Each individual who first becomes a non-employee Board member will automatically be granted at that time an option for 8,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted, on the date of that meeting, an option to purchase 8,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months. There will be no limit on the number of such 8,000-share option grants that any individual eligible non-employee Board member may receive over his or her period of continued Board service.

Each option will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of Board service. Each option grant will vest (and our repurchase rights will lapse) in four (4) equal annual installments over the optionee’s period of Board service, with the first such installment to vest one (1) year from the option grant date. Following the optionee’s cessation of Board service for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

The shares subject to each automatic option grant will vest immediately upon the optionee’s death or permanent disability or an acquisition of us by merger or asset sale or a hostile take-over of our company (whether by successful tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of Board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

Acceleration. In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. Certain of the outstanding options under the Discretionary Option Grant Program assumed or replaced in connection with such acquisition may be subject to immediate acceleration, and any unvested shares under the Stock Issuance Program which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual’s service is subsequently involuntarily terminated within up to 18 months following the acquisition. In connection with a hostile change in control of our company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of outstanding shares under the Stock Issuance Program either at the time of such change in control or upon the subsequent involuntary termination of the individual’s service.

Financial Assistance. The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant’s period of service.

Special Tax Election. The Plan Administrator may provide one or more holders of options or unvested shares with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Amendment and Termination. The Board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1995 Plan will terminate on the earliest of (i) April 11, 2011, (ii) the date on which all shares available for issuance under the 1995 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a merger or asset sale.

2001 Plan

General. The 2001 Plan contains two separate equity incentive programs: (i) a Discretionary Option Grant Program and (ii) a Stock Issuance Program. The principal features of these programs are described below. The Compensation Committee, the Options Committee and the Board of Directors each have separate but concurrent authority to administer the Discretionary Option Grant and Stock Issuance Programs. The Board has established a pool of options that the Options Committee may grant under the Discretionary Option Grant Program to eligible individuals. From time to time, the Board of Directors may revise the number of options in the pool. The term “Plan Administrator,” as used in this summary, will mean either the Compensation Committee, the Options Committee or the Board of Directors to the

extent each such entity is acting within the scope of its administrative authority under the 2001 Plan. The Plan Administrator will have complete discretion (subject to the provisions of the 2001 Plan) to authorize option grants and direct stock issuances under the 2001 Plan.

Share Reserve. An aggregate of 20,000,000 shares of common stock have been reserved for issuance over the term of the 2001 Plan. The shares of common stock issuable under the 2001 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock which we acquire, including shares purchased on the open market.

Shares subject to any outstanding options under the 2001 Plan which expire or otherwise terminate prior to exercise and unvested shares issued under the 2001 Plan and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2001 Plan, will be available for reissuance.

Eligibility. Employees who are not officers or directors of our company, other employees of our parent or subsidiaries (whether now existing or subsequently established) who are not officers or directors of our company, consultants and other independent advisors who provide services to our company (or any parent or subsidiary) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.

Discretionary Option Grant Program. The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price determined by the Plan Administrator and may be less than, equal to, or greater than the fair market value of the shares on the grant date. Options granted under the 2001 Plan will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time during which to exercise any outstanding option to the extent exercisable for vested shares. In general, that limited period will expire 12 months following the optionee’s cessation of service. In no event, however, may any option be exercised after the expiration of the maximum term in effect for that option.

The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program that have exercise prices in excess of the then-current market price of our common stock and to issue replacement options with an exercise price based on the market price of our common stock at the time of the new grant.

Stock Issuance Program. Shares may be issued under the Stock Issuance Program at a price per share less than, equal to, or greater than the fair market value per share of common stock, payable in cash or through a promissory note payable to us. Shares also may be issued solely as a bonus for past services.

The issued shares may be either immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan

Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

Acceleration.    In the event that we are acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

Financial Assistance. The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 2001 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant’s period of service.

Amendment and Termination. The Board may amend or modify the 2001 Plan in any or all respects whatsoever subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2001 Plan will terminate on the earliest of (i) March 4, 2011, (ii) the date on which all shares available for issuance under the 2001 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a merger or asset sale.

Accounting Treatment.    Option grants under the Discretionary Option Grant Program of either the 1995 Plan or the 2001 Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to our financial statements, the pro forma impact those options would have upon our reported earnings assuming that the fair value of those options is treated as a compensation expense at the time of grant.

The number of outstanding options, whether or not granted with exercise prices equal to the fair market value of the option shares on the grant date, may be a factor in determining our earnings per share on a fully diluted basis.

10.    NEW OPTION GRANTS WILL DIFFER FROM ELIGIBLE AND REQUIRED OPTION GRANTS.

New Option Grant Date and Exercise Price. The New Option Grants will be granted on or shortly after (but not later than 30 days after) the first trading day that is at least six months and one day after the Expiration Date of the Offer (except in certain countries which may require a delayed grant date). The exercise price of the New Option Grants will be equal to the closing sale price of our common stock on the Nasdaq National Market (or such other market on which the shares are principally traded or quoted) on the date of grant, provided that certain countries may require a higher exercise price. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

Vesting Schedule for New Option Grants. The outstanding Eligible Option Grants and Required Option Grants vest in accordance with various vesting schedules over a period of years of service. You should check your option grant documentation to determine the vesting schedule applicable to your outstanding option grants. Regardless of the vesting provisions of any returned Eligible Option Grant or Required Option Grant, each New Option Grant issued in exchange will vest with respect to (1) one percent (1%) of the option shares as of the original vesting commencement date of the returned option grant, (2) twenty-four percent (24%) of the option shares on the one-year anniversary of the original vesting commencement date of the returned option and (3) the remaining option shares in equal monthly installments over the next 36 months of service until fully vested after four years from the original vesting commencement date of the returned option grant.

For example, if you return an option with a grant date (and vesting commencement date) of February 21, 2001, the New Option Grant issued in exchange for such option will vest as follows: 1% of the shares subject to the New Option Grant will be deemed vested on the original vesting commencement date, 24% of the shares subject to the New Option Grant will be deemed vested on February 21, 2002 and the remaining 75% of the shares will vest in equal monthly installments over the 36 months of service following February 21, 2002.

Further, the New Option Grants will not include provisions for accelerated vesting, whether as a result of involuntarily termination of employment following a change in control involving i2 or a sale of all or substantially all of i2’s assets (as was the case with options granted by us prior to January 16, 2001) or otherwise. In addition, some Eligible Option Grants issued by companies we acquired may provide for accelerated vesting upon a change of control or a subsequent termination of employment, which provisions will not be included in the terms of the New Option Grants.

Accordingly, each New Option Grant may have a more favorable or less favorable vesting schedule than the Eligible Option Grant or Required Option Grant that it replaces.

Other Terms and Conditions of New Option Grants. The New Option Grants will have a new ten year term (subject to earlier termination upon cessation of service), except for certain countries where the term may be different. If you are an employee located outside the United States, you should review the summary applicable to your country of residence and obtain counsel from your financial or tax advisor.

The New Option Grants will have provisions requiring you to maintain the confidentiality of our proprietary information at all times and, following your termination of service, further restricting you from being employed or otherwise providing services to certain of our competitors, prohibiting you from interfering with our relationships with or soliciting our customers, and prohibiting you from soliciting any employee to leave our employ. The Eligible Option Grants and Required Option Grants may not currently contain these restrictions.

If any of your Eligible Option Grants or Required Option Grants were originally granted by a company we acquired, those option grants may contain certain features, such as accelerated vesting under certain circumstances and/or early exercisability, which will not be included in the terms of your New Option Grants. Option grants issued under the 1995 Plan may also include certain features, such as early exercisability, which will not be included in the terms of your New Option Grants.

If you are a non-exempt U.S. employee under the federal wage laws, then, based upon labor law requirements, it is possible that New Option Grants issued to you, whether vested or unvested, will not become exercisable until six months after the grant date of the New Option Grant. In the event that we determine that they are not exercisable until six months after the grant date of the New Option Grants, upon the expiration of such six-month period, each of your New Option Grants will be vested and exercisable for the same number of shares for which such New Option Grant would have been vested and exercisable had it been immediately exercisable on the grant date of the New Option Grants assuming you had remained in continuous service to i2.

11.    INFORMATION CONCERNING i2.

i2 is a provider of enterprise software applications and solutions for supply chain management. Supply chain management is the planning and execution of processes involved in managing supply and demand with the goal of managing variability and increasing efficiency by reducing complexity, improving visibility and increasing business operating velocity. Our product suites may be used by enterprises to align their supply chains to better serve their customers and to help optimize business processes both internally and across the supply chain. Our solutions are designed to help enterprises improve operating efficiencies, collaborate with suppliers and customers, respond to market demands and engage in business interactions over the Internet. Our primary product suites include software solutions for supply chain management, supplier relationship management and demand chain management. We provide content and content management solutions and services such as consulting, training and maintenance in support of these offerings.

Our approach to customer relationships is centered on the creation of value for our customers. Globally, we have over 1,000 customers in a wide variety of industries including:

• High–Tech:	• Pharmaceuticals and Healthcare
Original Equipment Manufacturing	• Metals
Contract Manufacturing	• Chemicals, Oil and Gas
Semiconductor	• Automotive and Industrial
Consumer Electronics	• Paper
Telecommunications	• Utilities
• Consumer Products	• Third-party Logistics and Transportation
• Retail	• Aerospace and Defense

The following table sets forth selected consolidated financial data for i2 Technologies, Inc. The selected historical statement of operations data for the years ended December 31, 2000 and 2001 and the selected historical balance sheet data as of December 31, 2000 and 2001 have been derived from the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2001 that have been audited by Arthur Anderson LLP, our independent auditors during those periods. The information presented below should be read together with our consolidated financial statements and the notes related thereto as well as the section of our Form 10-K and our other reports entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations. We have presented the following data in thousands, except per share data.

	Year Ended December 31,		Nine Months Ended September 30, (unaudited)
	2001	2000	2002	2001
Statement of Operations Data:
Revenues:
Software licenses	$457,674	$709,177	$115,096	$384,955
Services	320,926	271,009	152,995	274,202
Maintenance	206,999	146,139	134,540	155,339

Total revenues	985,599	1,126,325	402,631	814,496
Costs and expenses:
Cost of revenues:
Cost of software licenses	66,572	53,331	20,677	51,920
Amortization of acquired technology	48,046	29,054	18,284	38,924
Cost of services and maintenance	298,318	234,191	173,701	258,995
Sales and marketing	465,861	390,111	165,690	393,146
Research and development	290,419	217,938	154,299	216,282
General and administrative	107,992	86,888	56,529	83,744
Amortization of intangibles	2,792,793	1,724,551	9,650	2,282,938
In process research and development and acquisition related expenses	12,700	102,373	—	12,700
Impairment of intangibles	4,740,519	—	46,233	4,740,519
Restructuring charges and adjustments	116,541	—	87,019	55,465

Total costs and expenses	8,939,761	2,838,437	732,082	8,134,633

Operating loss	(7,954,162)	(1,712,112)	(329,451)	(7,320,137)
Other income (expense), net	(60,078)	18,227	(7,825)	(59,513)
Non-cash settlement	—	(22,412)	—	—

Loss before income taxes	(8,014,240)	(1,716,297)	(337,276)	(7,379,650)
Income tax expense (benefit)	(262,992)	35,716	654,006	(218,296)

Net loss	$(7,751,248)	$(1,752,013)	$(991,282)	$(7,161,354)

Loss per common share:
Basic	$(18.68)	$(4.83)	$(2.32)	$(17.41)
Diluted	$(18.68)	$(4.83)	$(2.32)	$(17.41)
Weighted-average common shares outstanding
Basic	414,860	362,723	427,740	411,354
Diluted	414,860	362,723	427,740	411,354

	As of December 31,		As of September 30, (unaudited)
	2001	2000	2002	2001
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$726,195	$823,327	$484,361	$765,428
Total assets	1,791,037	9,225,826	722,741	2,376,984
Total liabilities	898,793	772,379	809,896	930,874
Total stockholders’ equity	892,244	8,453,447	(87,155)	1,446,110

 See Section 18 for instructions on how you can obtain copies of our SEC reports that contain the audited and unaudited financial statements we have summarized above.

12.    INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OPTIONS.

 A list of our current directors and executive officers is attached to the Offer to Exchange as Schedule I. As of December 9, 2002 our executive officers and directors as a group beneficially owned outstanding options and share right awards under our Plans to purchase a total of 11,935,580 shares of our common stock. That number represented approximately 10% of the shares subject to all options and share right awards outstanding under our Plans as of that date. Our executive officers are eligible to participate in the Offer. Our Chief Executive Officer, Sanjiv S. Sidhu, has never been granted any options and our Chief Financial Officer, William M. Beecher, will not participate in the Offer. None of the members of our board of directors or our contractors are eligible to participate in the Offer.

Options and ESPP Shares. During the 60-day period ended December 9, 2002:

•	we have granted options and share rights awards under our Plans to purchase 1,233,896 shares of our common stock;

•	individuals have exercised options to acquire 87,568 shares of our common stock with exercise prices per share ranging from $0.05 and $1.09;

•	options and share rights awards to purchase an aggregate of 7,082,723 shares under our Plans were cancelled or expired;

•	we exercised our right to repurchase 8 shares issued under our Plans; and

•	executive officers and directors have not sold any shares of our common stock.

Except as otherwise described above and other than periodic purchases pursuant to the formula provisions of the i2 Technologies, Inc. Employee Stock Purchase Plan, International Employee Stock Purchase Plan and stock option grants in the ordinary course to employees who are not executive officers, there have been no transactions in any outstanding options to purchase our common stock or in our common stock which were effected during the 60-day period ended December 9, 2002 by i2 or, to our knowledge, by any current executive officer, director, affiliate or subsidiary of i2.

13.    STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

All returned Eligible Option Grants and Required Option Grants that are accepted for exchange will be cancelled. All returned Eligible Option Grants and Required Option Grants that are accepted for exchange and cancelled will, after such cancellation, be available for re-grant and issuance under the respective Plan and will fund the reserve required to carry out the option exchange that is the subject of the Offer. To the extent those shares exceed the reserve necessary for issuance upon the exercise of the New Option Grants to be granted in connection with the Offer, those excess shares will be available for future awards to employees and other eligible plan participants.

We are requiring that anyone returning an Eligible Option Grant for exchange pursuant to the Offer also return for exchange all options granted (by us or any acquired company) to that option holder on or after June 12, 2002. If these Required Option Grants were not required by us to be returned for exchange by those participating in the Offer, we would be required to record additional stock-based compensation expense because the Required Option Grants would become variable, as described below.

We believe that we will not incur any material compensation expense solely as a result of the transactions contemplated by the Offer because:

•
we will not grant any New Option Grants to option holders who return options in connection with the Offer that we accept for exchange and cancel until a date that is at least six months and one day after the Expiration Date;

•
if an option holder elects to return any of his or her Eligible Option Grants pursuant to the Offer, then that individual must also return for cancellation any options granted to him or her after June 12, 2002;

•	the exercise price of all New Option Grants will equal the market price of the common stock on the date the New Option Grants are granted; and

•
we have not made any oral or written agreement or implied promise to compensate the employees who accept the Offer for any increase in the market price of our common stock occurring after the cancellation of returned options but prior to the granting of New Option Grants.

14.    LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and our grant of New Option Grants, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of returned options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation to accept returned options for exchange and cancellation and to grant New Option Grants for returned options is subject to certain conditions, including the conditions described in Section 7.

15.    MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following is a general summary of the material U.S. federal income tax consequences applicable to the return and exchange of options pursuant to the Offer and the grant of New Option Grants. This discussion is based on the U.S. Internal Revenue Code, the relevant legislative history, Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date of the Offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders, including our international employees.

Eligible Option Grant holders who are subject to taxation in countries other than the United States, whether by reason of their nationality, residence or otherwise, should consult with their individual tax advisors as to the consequences of their participation in the Offer. You received with this Offer to Exchange short summaries of some of the important tax implications you should take into account if you are subject to taxation in certain countries other than the United States. These summaries are not complete and you should consult your own tax advisor before deciding whether to accept the Offer.

Exchange of Options for New Option Grants.  If you exchange outstanding options for New Option Grants to be granted six months and a day or more later, you will not be required to recognize income for federal income tax purposes at the time of the exchange. The exchange will be treated as a non-taxable exchange.

Grant of New Option Grants.  You will not be required to recognize any income for U.S. federal income tax purposes when the New Option Grants are granted to you. The grant of the New Option Grants is not a taxable event.

Exercise of New Option Grants.  The tax treatment of the New Option Grants received in the exchange will depend upon whether those options are incentive stock options or non-statutory stock options under the U.S. federal tax laws.

Incentive Stock Options.  No taxable income will be recognized, for regular U.S. federal income tax purposes, at the time the option is exercised. However, the spread on the shares purchased under an incentive stock option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) will, for alternative minimum tax purposes under U.S. federal income tax law, be included in your alternative minimum taxable income at the time of exercise. You will recognize taxable income in the year in which the purchased shares are subsequently sold or otherwise made the subject of a taxable disposition. For U.S. federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two requirements are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, you will recognize long-term capital gain for U.S. federal income tax purposes in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable to you as ordinary income. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss.

Non-Statutory Stock Options.  When a non-statutory stock option is exercised, you will recognize taxable income for U.S. federal income tax purposes equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. The subsequent sale of the shares acquired pursuant to the exercise of your non-statutory stock option generally will give rise to capital gain equal to the amount realized upon the sale of the shares less the sum of the (i) exercise price paid for the shares plus (ii) the taxable income previously recognized in connection with the purchase of those shares. A capital loss will result to the extent the amount realized upon such sale is less than such sum. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the sale.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER, AND ANY FOREIGN TAX LAWS THAT MAY APPLY TO YOU.

IF YOU CHOOSE NOT TO EXCHANGE ALL YOUR ELIGIBLE OPTION GRANTS, WE ALSO RECOMMEND THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES APPLICABLE TO THE EXERCISE OF THE ELIGIBLE OPTION GRANTS YOU DO NOT EXCHANGE AND TO THE SUBSEQUENT SALE OF THE COMMON STOCK PURCHASED UNDER THOSE OPTIONS.

16.    EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 7 has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay the acceptance for exchange and cancellation of any returned options by giving oral or written notice of such extension to the option holders and making a public announcement thereof.

We also expressly reserve the right, in our judgment, at any time prior to the Expiration Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any returned options upon the occurrence of any of the conditions specified in Section 7, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options returned for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options that were submitted for exchange promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 7 has occurred or is deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the Offer to option holders or by decreasing or increasing the number of options being sought in the Offer.

Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment will be issued no later than 9:00 a.m., Central Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to option holders in a manner reasonably designated to inform option holders of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

17.    FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting exchanges of options pursuant to this Offer to Exchange.

18.    ADDITIONAL INFORMATION.

We are filing with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the Offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC before making a decision on whether to exchange your options:

1.	our annual report on Form 10-K for our fiscal year ended December 31, 2001, filed with the SEC on April 1, 2002;

2.
our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 filed with the SEC on April 29, 2002, August 14, 2002 and November 14, 2002, respectively;

3.	our current reports on Form 8-K filed on January 22, 2002, April 16, 2002 and May 8, 2002;

4.
the description of our common stock included in our registration statement on Form 8-A filed with the SEC on March 20, 1996, including any amendments or reports we file for the purpose of updating that description; and

5.
the description of our preferred share purchase rights contained in our registration statement on Form 8-A filed with the SEC on January 22, 2002, including any amendments or reports we file for the purpose of updating that description.

The SEC file number for these filings is 000-28030. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, DC 20549	500 West Madison Street Suite 1400 Chicago, IL 60661

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Website at www.sec.gov.

Our Common Stock is quoted on the Nasdaq National Market under the symbol “ITWO” and our SEC filings can be read at the following Nasdaq address:

Nasdaq Operations
1735 K Street, N.W.
Washington, D.C. 20006

We will also provide without charge to each person to whom a copy of the Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

i2 Technologies, Inc.
Attention: Investor Relations Department
One i2 Place
11701 Luna Road
Dallas, Texas 75234

or by contacting Barry Sievert at (469) 357-1000 or Barry_Sievert@i2.com.

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about i2 should be read together with the information contained in the documents to which we have referred you.

19.    MISCELLANEOUS.

This Offer to Exchange and our SEC reports referred to above include “forward-looking statements”. When used in this Offer to Exchange, words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for i2 in connection with the stock option exchange program include, but are not limited to, the accounting treatment of the program; changes in the trading price of our common stock during the program and in the period between the cancellation of returned options and the issuance of New Option Grants under the program; anticipated net losses, unpredictability of future revenues, economic conditions and stock market valuations affecting our target markets, potential fluctuations in quarterly operating results, lack of improvement in information technology spending, failure to achieve the desired results of our current restructuring initiatives, seasonal fluctuations in revenues which may cause volatility in our stock price, our failure to remain competitive, and other risks indicated in our filings with the SEC.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We strongly recommend that you review these filings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the act. The act does not provide this protection for transactions such as the Offer, to the extent it constitutes a tender offer, and may not be available for our forward-looking statements contained in this Offer to Exchange.

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, we intend to make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law or we determine that further efforts to comply are not advisable, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION/CHANGE OF ELECTION FORM. IF ANYONE MAKES ANY REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION DIFFERENT FROM THE REPRESENTATIONS AND INFORMATION CONTAINED HEREIN, YOU MUST NOT RELY UPON THAT REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD RETURN FOR EXCHANGE OR REFRAIN FROM RETURNING YOUR OPTIONS FOR EXCHANGE PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE REPRESENTATIONS AND INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.

i2 Technologies, Inc.	December 13, 2002

SCHEDULE I

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF i2 TECHNOLOGIES, INC.

The directors and executive officers of i2 Technologies, Inc. and their positions and offices as of December 13, 2002.

NAME	POSITION AND OFFICES HELD
Sanjiv S. Sidhu	President, Chief Executive Officer and Chairman of the Board

Shigeru Nakane	Chief Operating Officer

William M. Beecher	Executive Vice President and Chief Financial Officer

Pallab K. Chatterjee	President, Development Solutions

Hiten D. Varia	Executive Vice President and Chief Delivery Officer

Robert C. Donohoo	Senior Vice President, Secretary and General Counsel

Harvey B. Cash	Director

Robert L. Crandall	Director

Michael H. Jordan	Director

The address of each director and executive officer is c/o i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, Texas 75234.

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